EXHIBIT 99.2


                       DATED THE 1ST DAY OF NOVEMBER 2004
                       ----------------------------------



                                   LI YIZHENG
                                     REN QI
                                   WANG SHIXIN
                                    (VENDORS)

                                       and

                             HARTCOURT CAPITAL, INC.
                                   (PURCHASER)


   --------------------------------------------------------------------------
                                    AGREEMENT
     FOR SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF BESTEFFORT
                               INVESTMENTS LIMITED
   --------------------------------------------------------------------------

THIS AGREEMENT is dated the 1st day of November 2005.


BETWEEN:

(1) LI YIZHENG (Holder of PRC Passport Number G09085944) of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China ("MR. LI");

(2) REN QI (Holder of PRC Passport Number G08960109) of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China ("MR. REN")

(3) WANG SHIXIN (Holder of PRC Passport Number G00317335) of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China ("MR. WANG", together with Mr. Li and Mr. Ren collectively the "VENDORS");

(4) HARTCOURT CAPITAL, INC., a company incorporated in the British Virgin Islands (Company Number : 400480) and having its office at 3rd Floor, 710 Changping Road, Shanghai 200040, People's Republic of China ("PURCHASER");


WHEREAS:

(A) Besteffort Investments Limited (the "COMPANY") is a company with limited liability incorporated in the British Virgin Islands and has as at the date of this Agreement an authorised share capital of US$50,000 divided into 50,000 shares of US$1.00 each, of which 10 Shares (as defined below) have been issued and are fully paid or credited as fully paid. Brief particulars of the Company are set out in Part I of SCHEDULE 1.

(B) Mr. Li is the registered and beneficial owner of 3 Shares, Mr. Ren is the registered and beneficial owner of 4 Shares and Mr. Wang is the registered and beneficial owner of 3 Shares, representing a total of 100% of the issued share capital of the Company.

(C) Control Tech Company Limited ("CONTROL TECH") is a company with limited liability incorporated in Hong Kong and has as at the date of this Agreement an authorised share capital of HK$200,000 divided into 2,000 shares of HK$100 each, of which 2,000 shares have been issued and are fully paid. Brief particulars of the Company are set out in Part II of
      SCHEDULE 1.

(D) (Control Tech Electronics (Shanghai) Co., Ltd.) ("SHANGHAI CONTROL TECH") is a sino-foreign equity joint venture established in the PRC with registered capital of US$200,000, of which US$180,000 is invested by Control Tech and US$20,000 is invested by Beijing Control Tech (as defined below). Brief particulars of Shanghai Control Tech are set out in Part III of SCHEDULE 1.

(E) The Vendors are procuring reorganisation of Control Tech to the effect that the Company will become the legal and beneficial owner of the entire issued share capital of Control Tech.

(F) The Purchaser is a wholly-owned subsidiary of the Issuer (as defined below).

(G) The Vendors have agreed to sell and the Purchaser has agreed to purchase the Sale Shares (defined below) on the terms and conditions of this Agreement.


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1 In this Agreement (including the Recitals, Schedules and Annexures), unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to each of them below:

      "AUDITOR"                         a certified public accountant acceptable
                                        to the Purchaser to be appointed by the
                                        Purchaser for conducting audit of the
                                        Completion Accounts;

      "AGREEMENT"                       this agreement for the sale and purchase
                                        of the Sale Shares, as amended or
                                        supplemented from time to time;

      "BEIJING CONTROL TECH"            Beijing Control Tech Co., Ltd., a
                                        Company established in the PRC;

      "BUSINESS DAY"                    a day (other than Saturdays and days on
                                        which a tropic cyclone warning No.8 or
                                        above or a rainstorm warning signal is
                                        hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks in Hong Kong are generally open for transactions of normal banking business;

      "COMPANY"                         has the meaning ascribed thereto in
                                        Recital (A);

      "COMPANIES ORDINANCE"             the Companies Ordinance (Chapter 32 of
                                        the Laws of Hong Kong);

      "COMPLETION"                      completion of the sale and purchase of
                                        the Sale Shares in accordance with the
                                        terms and conditions of this Agreement;

      "COMPLETION ACCOUNTS"             collectively :

                                        (a)   the unaudited consolidated
                                              balance sheet of the Company
                                              as at the Completion Date; and

                                        (b)   the unaudited consolidated
                                              profit and loss account of the
                                              Company for the period from 1
                                              January 2004 and ending on the
                                              Completion Date,
                                        to be delivered by the Vendors to the
                                        Purchaser on Completion;

      "COMPLETION ACCOUNTS DATE"        the Completion Date;

      "COMPLETION DATE"                 the date on which satisfaction or waiver
                                        of all the conditions set out in CLAUSE
                                        3.1 shall occur;

      "CONTROL TECH"                    has the meaning ascribed thereto in
                                        Recital (C);

      "CONSIDERATION"                   the total sum of RMB16.2 million payable
                                        by the Purchaser to the Vendors for the
                                        purchase of the Sale Shares pursuant to
                                        CLAUSE 4;

      "CONSIDERATION SHARES"            19,588,875 new Issuer Shares to be
                                        issued and allotted by the Issuer,
                                        credited as fully paid, at the Issue
                                        Price as payment of the Consideration to the Vendors pursuant to CLAUSE 4 in such proportion as set opposite their respective names in column (4) of
                                        SCHEDULE 5 and in accordance with the
                                        terms of this Agreement;

      "DISCLOSED"                       any matter which has been fully and
                                        fairly disclosed by the Vendors in this
                                        Agreement and in the Vendors Disclosure
                                        Letter for the purpose of qualifying the Warranties;

      "DISCLOSED CHARGES"               in respect of the Properties, the
                                        charges, mortgages or Encumbrances in
                                        favour of independent third parties
                                        which have been registered in the
                                        relevant land registry in its place of
                                        business and which remain, as at the
                                        date of this Agreement and at
                                        Completion, undischarged;

      "EMPLOYMENT AGREEMENTS"           collectively the employment agreements
                                        or service contracts (as the case may
                                        be), each of a term of 3 years, in the
                                        approved terms to be entered into
                                        between Mr. Wang and the persons of the
                                        Key Management Team and the Company
                                        and/or its subsidiaries (as the
                                        Purchaser may direct) respectively and
                                        to take effect on the Completion Date;

      "ENCUMBRANCE"                     any mortgage, charge, pledge, lien
                                        (otherwise than arising by statute or
                                        operation of law), hypothecation or any
                                        interest or equity or adverse claims of
                                        any matter whatsoever of any person
                                        (including without prejudice to the
                                        generality of the foregoing, any right
                                        to acquire, option or right of
                                        pre-emption) or other encumbrance,
                                        priority or security interest, deferred
                                        purchase, title retention, leasing,
                                        sale-and-repurchase or
                                        sale-and-leaseback arrangement or rights of whatsoever nature over or in any property or assets, including any agreement for any of the same;

      "GROUP" the Company and its subsidiaries including Control Tech and Shanghai Control Tech and "MEMBER(S) OF THE GROUP" shall be construed as all or any one of them;

      "GUARANTEED FIRST YEAR"           the financial period of the Company
                                        commencing on the Completion Date and
                                        ending 31 December 2005;

      "GUARANTEED FIRST HALF YEAR       the financial period of the Company
      OF FIRST YEAR"                    commencing on the Completion Date and
                                        ending 30 June 2005;

      "GUARANTEED SECOND YEAR"          the financial period of the Company
                                        commencing 1 January 2006 and ending 31
                                        December 2006;

      "GUARANTEED THIRD YEAR"           the financial period of the Company
                                        commencing 1 January 2007 and ending 31
                                        December 2007;

      "HK$"                             Hong Kong dollars, the lawful currency
                                        of Hong Kong;

      "HONG KONG"                       the Hong Kong Special Administrative
                                        Region of the PRC;

      "INTELLECTUAL PROPERTY"           all industrial and intellectual property
                                        and right used or required by the
                                        Company or Control Tech or Shanghai
                                        Control Tech or any other member of the
                                        Group or any third party (as the case
                                        may be), including (without limitation)
                                        patents, trade marks, service marks,
                                        trade names, domain names, designs,
                                        copyrights and the copyright in all
                                        publications, drawings, plans,
                                        specifications, designs and computer
                                        software (including in each case any
                                        application therefor) in any part of the world and whether or not registered or registerable and all know-how, inventions, formulae, trade secrets, confidential or secret processes and information, computer programs and software (including all documents relating thereto) and any other protected rights and assets, and any licences and permissions in connection therewith;

      "ISSUE PRICE"                     US$0.10 per Consideration Share;

      "ISSUER" The Hartcourt Companies, Inc., a company incorporated under the laws of the state of Utah in the United States and whose shares are listed on the OTCBB;

      "ISSUER SHARES"                   shares of US$0.001 each in the share
                                        capital of the Issuer;

      "KEY MANAGEMENT TEAM"             those persons whose names and
                                        particulars are set out in SCHEDULE 4;

      "LEASED PROPERTIES"               the properties more particularly
                                        described in Part II of SCHEDULE 2;

      "OWNED PROPERTIES"                the properties more particularly
                                        described in Part I of SCHEDULE 2;

      "OTCBB"                           the OTC Bulletin Board in the United
                                        States;

      "PRC" the People's Republic of China, which for the purpose of this Agreement, excludes Hong Kong;

      "PROPERTIES"                      collectively the Leased Properties and
                                        the Owned Properties;

      "PURCHASER'S SOLICITORS"          Preston Gates & Ellis;

      "RMB"                             Renminbi, the lawful currency of the
                                        PRC;

      "RESTRICTED TRADING PERIOD"       the period of three years from the
                                        Completion Date and "FIRST RESTRICTED
                                        YEAR" is the period commencing on the
                                        Completion Date and ending 31 December
                                        2005, "SECOND RESTRICTED YEAR" is the
                                        period commencing 1 January 2006 and
                                        ending 31 December 2006" and "THIRD
                                        RESTRICTED YEAR" is the period
                                        commencing 1 January 2007 and ending 31
                                        December 2007 and "RESTRICTED YEAR(S)"
                                        shall be construed as all or any one of
                                        them;

      "SALE SHARES"                     10 Shares to be sold by the Vendors to
                                        the Purchaser, being 100% of the issued
                                        share capital of the Company as at the
                                        date of signing of this Agreement and on Completion;

      "SECURITIES ACT"                  the U.S. Securities Act of 1933, as
                                        amended;

      "SHANGHAI CONTROL TECH"           has the meaning ascribed thereto in
                                        Recital (D);

      "SHARE(S)"                        share(s) of US$1 each in the share
                                        capital of the Company;

      "TAX INDEMNITY"                   the deed of indemnity to be given by the
                                        Vendors in favour of the Purchaser and
                                        the Group in the agreed form set out in
                                        ANNEXURE 1;

      "TAXATION"                        all forms of taxation whenever created
                                        or imposed and whether in Hong Kong, PRC or elsewhere and without limiting the generality of the foregoing, includes all forms of profits tax, interest tax, salaries tax, property tax, estate duty, stamp duty, sales tax, any provisional tax, customs and import duty and any amount equal to any deprivation of any relief, allowance, set off, deduction in computing profits or rights to repayment of taxation granted by or pursuant to any legislation concerning or otherwise relating to taxation and also includes in addition and without prejudice to the foregoing, all fines, penalties, costs, charges, expenses and interests relating thereto;

      "US$"                             United States dollars, the lawful
                                        currency of the United States;

      "UNITED STATES"                   the United States of America;

      "VENDORS DISCLOSURE LETTER"       the letter of the same date of this
                                        Agreement from the Vendors to the
                                        Purchaser in the approved terms; and

      "WARRANTIES"                      the representations, warranties and
                                        undertakings made or given by the
                                        Vendors set out in CLAUSE 9 and SCHEDULE
                                        3 and "WARRANTY" means any of such
                                        representations, warranties and
                                        undertakings.

1.2 The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.3 Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporated.

1.4 References in this Agreement to clauses, schedules and annexures are references to clauses, schedules and annexures of this Agreement and references to sub-clauses and paragraphs are unless otherwise stated, references to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedule or the annexure in which the reference appears.

1.5 Reference to a "SUBSIDIARY" shall be construed in accordance with section 2 of the Companies Ordinance.

1.6 Reference to "IN THE APPROVED TERMS" means a document the terms of which have been approved by or on behalf of the parties hereto.

1.7 Reference to any Ordinance, regulation or other statutory provision or stock exchange rules in this Agreement includes reference to such Ordinance, regulation, provision or rule as modified, consolidated or re-enacted from time to time.


2.    SALE AND PURCHASE OF SALE SHARES
      --------------------------------

2.1 Subject to the terms and conditions of this Agreement, each of the Vendors as beneficial owner of the relevant Sale Shares shall sell and the Purchaser shall, relying on the warranties and indemnities herein contained, purchase the Sale Shares, with full title guarantee with effect from date of this Agreement free from all Encumbrances together with all rights now or hereafter attaching thereto including but not limited to all dividends paid, declared and/or made in respect thereof on or after the date of this Agreement.

2.2 The Purchaser shall not be obliged to purchase any of the Sale Shares unless the purchase of all of the Sale Shares is completed simultaneously.


3.    CONDITIONS
      ----------

3.1   Completion is conditional upon:

      (a) all the assets of a total value of not less than RMB6 million, which the Purchaser shall in its sole and absolute discretion at any time after signing of this Agreement request the Vendors to procure transfers into Shanghai Control Tech, having been legally and validly transferred to Shanghai Control Tech and such transfers having been verified by the Purchaser or an auditor appointed by the Purchaser;

      (b) Shanghai Control Tech having been granted with all licences, approvals and permits to operate manufacturing business in the PRC from the relevant PRC government authorities;

      (c) the Purchaser having completed its due diligence (including without limitation, legal, financial and commercial aspects) in respect of the Company and all members of the Group referred to in CLAUSE 3.3 below and the results of which are, in the absolute opinion of the Purchaser, satisfactory and acceptable to the Purchaser in all respects;

      (d) the Purchaser having obtained a legal opinion issued by a lawyer (acceptable to the Purchaser) qualified to practise PRC laws (which form and contents are satisfactory and acceptable to the Purchaser at its absolute discretion) confirming :

            (i)   due establishment of Shanghai Control Tech;

            (ii)  legality of the business being carried by Shanghai Control
                  Tech;

            (iii) validity of the licences, approvals and permits having obtained by and granted to Shanghai Control Tech and there is not any event which may cause suspension, forfeiture or cancellation of such licences, approvals and permits;

            (iv) the registered capital of Shanghai Control Tech having been paid up by Control Tech and Beijing Control Tech;

            (v) legality, enforceability and due completion of all agreements which are necessary for the fulfillment of the condition precedent mentioned in CLAUSES 3.1 (A);

            (vi) legality and validity of the transfers of all the assets mentioned in CLAUSES 3.1 (A) to Shanghai Control Tech;

            (vii) Control Tech is the owner of 90% interest in Shanghai Control
                  Tech and such interest is free from all Encumbrances;

            (viii) the joint venture agreement and the articles of association of Shanghai Control Tech having been varied to the effect that Shanghai Control Tech shall have 5 directors, 3 of them to be nominated by Control Tech and 2 of them to be nominated by Beijing Control Tech, and Control Tech shall be entitled to nominate the chairman and the legal representative of Shanghai Control Tech and such varied joint venture agreement and varied articles of association having been (if applicable) approved and registered by the relevant PRC government authorities; and

            (ix) other issues relating to Shanghai Control Tech which the Purchaser at it sole discretion consider necessary;

      (e) the Vendors having procured reorganisation of Control Tech to the effect that the Company has become the legal and beneficial owner of the entire issued share capital of Control Tech and such interest is free from all Encumbrances;

      (f) each person of the Key Management Team having duly entered into an Employment Agreement;

      (g) all necessary consents permits and approval (whether governmental, regulatory or otherwise) as may be required in respect of this Agreement and the transactions contemplated hereunder having been obtained by the Company, Control Tech and/or Shanghai Control Tech;

      (h) all necessary consents permits and approval (whether governmental, regulatory or otherwise) as may be required in respect of this Agreement and the transactions contemplated hereunder having been obtained by the Purchaser;

      (i) the board of directors of the Purchaser having approved this Agreement and the transactions hereby contemplated;

      (j) no indication being received from the Securities and Exchange Commission of the United States that the trading of the Issuer Shares may be withdrawn or objected to; and

      (k)   the Vendors are not in material breach of the Warranties.

3.2 The Vendors shall procure the fulfillment of the conditions precedent mentioned in CLAUSES 3.1 (A), (B), (C), (D), (E), (F), (G) AND (K) above and shall keep the Purchaser fully informed of all their actions and efforts in connection therewith.

3.3 In relation to CLAUSE 3.1(C), the Vendors shall give and shall procure that the Purchaser and/or any persons authorised by it in writing will be given such access to the premises and all books, documents, title deeds, records, returns, approvals, correspondence and accounts of the Company and all members of the Group and all such information relating to the Company and all members of the Group as may be reasonably requested by or on behalf of the Purchaser to undertake and conduct a full due diligence (including but without limitation, in all legal, financial and commercial aspects) against the Company and all members of the Group and be permitted to take copies of any such books, documents, title deeds, records and accounts and that the directors and employees of the Company and all members of the Group shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them. For the avoidance of doubt, such due diligence shall not limit or otherwise qualify in any way the obligations and liabilities of the Vendors under CLAUSE 12.

3.4 The Purchaser may in its sole and absolute discretion at any time by notice in writing to the Vendors waive any of the conditions set out in CLAUSES 3.1(A) TO (G) AND (K). In the event that :

      (a) any of the conditions set out in CLAUSE 3.1 has not been satisfied (or as the case may be, waived by the Purchaser) on or before 3:00 p.m. on 15 November 2004 or such later date as the Purchaser may in its sole and absolute discretion agree in writing (but in any event not later than 31 December 2004); or

      (b) the Purchaser is not satisfied with the results of the due diligence conducted according to CLAUSE 3.3 and the Purchaser informs the Vendors in writing,

      this Agreement shall cease and determine and the parties to this Agreement shall not have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof and save that all monies (if any) paid by the Purchaser to the Vendors hereunder shall be repaid to the Purchaser in full without any deduction forthwith.


4.    CONSIDERATION
      -------------

4.1 The total consideration for the sale and purchase of the Sale Shares shall be RMB16.2 million (or, if the parties so agree, its equivalent of any other currency), which shall be satisfied in full by the Purchaser by procuring the Issuer to issue and allot in favour of the Vendors or their respective nominee(s) as any of them may direct in writing the relevant number of the Consideration Shares, all credited as fully paid, at the Issue Price and in the proportion set opposite the Vendors' respective names in column (4) of SCHEDULE 5.

4.2 The total number of Consideration Shares shall be an aggregate of 19,588,875 new Issuer Shares at the Issue Price of US$0.10 per Consideration Share in the capital of the Issuer to be issued and allotted, credited as fully paid, to the Vendors in accordance with the terms and conditions of this Agreement. The conversion rate of RMB into US$ shall be :

      US$1.00 is equal to RMB8.27 (US$1.00 = (pound)*8.27)

4.3 The Vendors understand that the Consideration Shares will not be registered under the Securities Act. The Vendors also understand that the Consideration Shares are being issued and allotted pursuant to an exemption from registration contained in the Securities Act based in part upon the Vendors' representations contained in this Agreement. The Vendors hereby represent, warrant and agree as follow:

      (a) Vendors bear economic risk : the Vendors have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investments in the Purchaser and have the capacity to protect its own interests. The Vendors are able to bear the economic risk of this investment;

      (b) Acquisition for own account : the Vendors are acquiring the Consideration Shares for their respective own account for investment only, and not with a view towards their distribution;

      (c) Vendors can protect their interest : the Vendors represent that by reason of their management, business or financial experience, the Vendors have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement. Further, the Vendors are aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement;

      (d) Company information : the Vendors have had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and have had the opportunity to review the Purchaser's operations and facilities. The Vendors have also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of this investment;

      (e) Rule 144 : the Vendors acknowledge and agree that the Consideration Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Vendors have been advised or are aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions;

      (f) Legends : The Vendors understand and agree that the Purchaser will cause the legends set forth in ANNEXURE 2 or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Consideration Shares, together with any other legends that may be required by state or federal securities laws, or by the Articles of Association and Bye laws of the Company, or by any other agreement between the Vendors and the Purchaser or between the Vendors and any third party:

      (g) Refusal to Transfer : The Purchaser will not be required to (i) transfer on its books any Consideration Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or (ii) treat as owner of such Consideration Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Consideration Shares have been so transferred;

      (h) The Purchaser understands that no public market now exists for the Shares and that there are no assurances that a public market will ever exist for the Shares; and

      (i) The Purchaser is an "accredited investor" as defined by Rule 501(a) of Regulation D under the Securities Act.


5.    COMPLETION
      ----------

5.1 Completion shall take place at the Hong Kong office of the Purchaser's Solicitors on the Completion Date at 3:00 p.m. (or at such other place and time as the parties may agree in writing) when all the acts and requirements set out in this CLAUSE 5 shall be complied with.

5.2 On Completion, the Vendors shall (as the case may be) deliver or procure the delivery to the Purchaser all the following:

      (a) the original of the relevant instruments of transfer in respect of the transfer of the Sale Shares duly executed by the Vendors in favour of the Purchaser or such other nominee(s) as the Purchaser may direct and such other documents as may be required to give a good and effective transfer of title to the Sale Shares to the Purchaser or such nominee(s) and to enable the Purchaser or such nominee(s) to become the registered and beneficial holder thereof free from all Encumbrances to the Purchaser's satisfaction;

      (b) the original of the definitive share certificates in respect of the Sale Shares and other evidence as may be required by the Purchaser showing that each of the Vendors is the beneficial owner of the relevant Sale Shares free from all Encumbrances;

      (c) copies, certified as true and complete by the chairman of the Company, of the resolutions of the board of directors of the Company approving the transfer of the Sale Shares to the Purchaser pursuant to this Agreement and signing of the Tax Indemnity;

      (d) copies, certified as true and complete by the chairman of the Company or the directors of the relevant member(s) of the Group (as the case may be), of resolutions of the shareholders meeting and/or board of directors approving the matters as stipulated in CLAUSES 5.3, 5.4, 5.5 AND 5.6;

      (e)   in respect of the Company and Control Tech :

            (i) all statutory records and minute books (which shall be written up to date as at Completion), all unissued share certificates (if any) and all other statutory records then;

            (ii) all common seals and all rubber stamps, cheque books, cheque stubs and bank statements, receipt books, all current insurance policies, books and accounts and title deeds and evidence of ownerships to all assets and all current contracts and all other accounting records;

            (iii) all correspondence and other documents belonging to the
                  Company and/or Control Tech (including its constitutional documents); and

            (iv)  such other documents as the Purchaser may reasonably request.

      (f) in respect of Shanghai Control Tech (delivery at the office of Shanghai Control Tech in the PRC or such other place as the parties hereto may agree) :-

            (i) all statutory records and minutes books (which shall be written up to date as to Completion), and all other statutory records then;

            (ii) all company seals and stamps, cheque books, cheque stubs and bank statements, receipt books, all current insurance policies, books and accounts and title deeds and evidence of ownerships to all assets and all current contracts and all other accounting records;

            (iii) correspondence and other documents belonging to the Shanghai
                  Control Tech; and

            (iv)  such other documents as the Purchaser may reasonably request;

      (g) the original of the Tax Indemnity duly executed by the Vendors, Control Tech and the Company;

      (h) the original of the Employment Agreements duly entered into by the persons of the Key Management Team, Mr. Wang and the Company and/or its subsidiaries (as the Purchaser may direct) respectively;

      (i)   the Completion Accounts;

      (j) the original of resignations duly executed under seal by each of the existing directors and secretary of the Company and Control Tech (as the case may be) to resign from their respective offices with effect from the Completion Date and to confirm to the satisfaction of the Purchaser that they have no claim against the Company and Control Tech (as the case may be) for compensation for loss of office or otherwise;

      (k) the original of resignations duly executed under seal by each of the existing director(s) and (if applicable) the chairman and the legal representative nominated by Control Tech and the supervisor(s) of Shanghai Control Tech to resign from their respective offices with effect from the Completion Date and to confirm to the satisfaction of the Purchaser that they have no claim against Shanghai Control Tech, Control Tech (as Shanghai Control Tech's holding company) and the Company for compensation for loss of office or otherwise; and

      (l)   such other documents as the Purchaser may reasonably request.

5.3 On Completion, the Vendors shall procure a meeting of the shareholders and/or Directors of the Company at which the following matters shall be dealt with and resolved :-

      (a) appointment of such persons as the Purchaser may nominate to be directors and secretary of the Company with effect from the Completion Date;

      (b) amendment of all mandates to bankers of the Company in the manner required by the Purchaser; and

      (c) resignations of the existing directors of the Company and the existing secretary of the Company as directors and secretary with effect from the Completion Date.

5.4 On Completion, the Vendors shall procure a meeting of the shareholders and/or Directors of Control Tech at which the following matters shall be dealt with and resolved :-

      (d) appointment of such persons as the Purchaser may nominate to be directors and secretary of Control Tech with effect from the Completion Date;

      (e) amendment of all mandates to bankers of Control Tech in the manner required by the Purchaser; and

      (f) resignations of the existing directors of Control Tech and the existing secretary of Control Tech as directors and secretary with effect from the Completion Date.

5.5 On Completion, the Vendors shall procure that a meeting of the shareholders and directors of Shanghai Control Tech at which the following matters shall be dealt with and resolved:

      (a) appointment of such persons as the Purchaser may nominate to be the director(s) and (if applicable) the chairman, the legal representative and the supervisor(s) of Shanghai Control Tech with effect from the Completion Date;

      (b) amendment of all mandates to bankers of Shanghai Control Tech in the manner required by the Purchaser; and

      (c) the resignation of the existing director(s), and (if applicable) the chairman and the legal representative nominated by Control Tech and the supervisor(s) of Shanghai Control Tech with effect from the Completion Date.

5.6 On Completion, the Vendors shall procure that a meeting of the shareholders and directors of other member(s) of the Group at which the following matters shall be dealt with and resolved:

      (a) appointment of such persons as the Purchaser may nominate to be the directors, the chairman, the legal representative and the supervisor(s) of such member of the Group with effect from the Completion Date;

      (b) amendment of all mandates to bankers of such member of the Group in the manner required by the Purchaser; and

      (c) the resignation of the existing directors (save and except the director(s) not appointed by such member of the Group), the chairman, the legal representative and the supervisor(s) of such member of the Group with effect from the Completion Date.

5.7 Against performance of the obligations by the Vendors under CLAUSES 5.2, 5.3, 5.4, 5.5 AND 5.6, the Purchaser shall:

      (a) deliver to the Vendors a certified copy of the directors' resolutions of the Purchaser approving this Agreement; and

      (b) pay to the Vendors the Consideration in accordance with CLAUSES 4 AND 6.1.

5.8 If the Vendors shall fail to do anything required to be done by them under CLAUSES 5.2, 5.3, 5.4, 5.5 AND 5.6, without prejudice to any other right or remedy available to the Purchaser, the Purchaser may:

      (a) defer Completion to a day not later than 14 days after the date fixed for Completion or such other period that the Purchaser deems fit and appropriate (and so that the provisions of this paragraph
            (a) shall apply to Completion as so deferred); or

      (b) proceed to Completion so far as practicable but without prejudice to the Purchaser's rights to the extent that the Vendors shall not have complied with their obligations hereunder; or

      (c) rescind this Agreement without liability on its part and all monies paid by the Purchaser to the Vendors hereunder shall be repaid to the Purchaser in full without any deduction forthwith.

5.9   CLAUSES 6, 7, 8, 9, 10, 11, 12, 15, 16, 17, 18, 19, 20, AND 21 shall survive the Completion.


6.    RESTRICTED TRADING PERIOD
      -------------------------

6.1 The definitive share certificates for the Consideration Shares (issued in board lots or an integral multiple thereof in such denomination as the Vendors may direct in writing and in the names of the respective Vendors (or their respective nominee(s) as any of them may direct in writing)) shall be issued to the Vendors on Completion and to be released by the Purchaser to the Vendors in accordance with CLAUSE 6.2 below.

6.2 Each of the Vendors undertakes and agrees with the Purchaser that during the Restricted Trading Period, the Vendors shall not and shall procure their respective nominee or directed person receiving the relevant Consideration Shares) shall not directly or indirectly transfer or otherwise dispose of (or enter into any agreement to sell, transfer or otherwise dispose of) or permit the registered holder to sell, transfer or otherwise dispose of (or enter into any agreement to sell, transfer or otherwise dispose of) or create (or enter into any agreement to create) any rights over (including without limitation by the creation of any option, charge or other encumbrance or rights over or in respect of) any of the Consideration Shares or any interests therein owned by him (his nominee or directed person receiving the relevant Consideration Shares) or in which he (his nominee or directed person receiving the relevant Consideration Shares) is, directly or indirectly, interested immediately after the issuance of such Consideration Shares or dispose of (including without limitation by the creation of any option, charge or other encumbrance or rights over or in respect of) any shares in any company controlled by him (his nominee or directed person receiving the relevant Consideration Shares) which is the registered owner of the relevant Consideration Shares Provided that :

      (a) 43 percent of the Consideration Shares after adjustments in accordance with CLAUSES 7.1.3, 7.1.4, 7.1.5 AND 7.1.6 (in the proportion set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be released from the above trading restriction and the definitive share certificates for such part of Consideration Shares shall be released by the Purchaser to the respective Vendors within 30 Business Days after the end of the First Restricted Year;

      (b) 28.5 percent of the Consideration Shares after adjustments in accordance with CLAUSES 7.1.3, 7.1.4, 7.1.5 and 7.1.6 (in the proportion set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be released from the above trading restriction and the definitive share certificates for such part of Consideration Shares shall be released by the Purchaser to the respective Vendors within 30 Business Days after the end of the Second Restricted Year; and

      (c) 28.5 percent of the Consideration Shares after adjustment in accordance with CLAUSE 7.1.6 (in the proportion set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be released from the above trading restriction and the definitive share certificates for such part of Consideration Shares shall be released by the Purchaser to the respective Vendors within 30 Business Days after the end of the Third Restricted Year.


7.    GUARANTEE
      ---------

7.1   VENDORS' GUARANTEE

7.1.1 Each of the Vendors jointly and severally guarantees and represents to the Purchaser that :

      (a) the consolidated net asset value of the Group as at the Completion Date as shown in the audited Completion Accounts to be prepared in accordance with CLAUSE 8 ("AUDITED COMPLETION NAV") shall not be less than RMB6 million ("TARGET COMPLETION NAV");

      (b) the audited net profit after tax of the Group for the Guaranteed First Half Year of the Guaranteed First Year ("AUDITED FIRST HALF YEAR PAT OF FIRST YEAR") shall be not less than RMB7.05 million ("TARGET FIRST HALF YEAR PAT OF FIRST YEAR");

      (c) the audited net profit after tax of the Group for the Guaranteed First Year ("AUDITED FIRST YEAR PAT") shall be not less than RMB11.1 million ("TARGET FIRST YEAR PAT");

      (d) the audited net profit after tax of the Group for the Guaranteed Second Year ("AUDITED SECOND YEAR PAT") shall be not less than RMB9.4 million ("TARGET SECOND YEAR PAT"); and

      (e) the audited net profit after tax of the Group for the Guaranteed Third Year ("AUDITED THIRD YEAR PAT") shall be not less than RMB7.9 million ("TARGET THIRD YEAR PAT").

7.1.2 If the Audited Completion NAV is less than the Target Completion NAV, the Vendors shall forthwith upon written demand by the Purchaser pay an amount being the difference between the Audited Completion NAV and the Target Completion NAV to the Purchaser (and the amount to be paid by the Vendors shall be in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5).

7.1.3 If the Audited First Half Year PAT of First Year is less than the Target First Half Year PAT of First Year, the Purchaser shall be entitled to forfeit part of the Consideration Shares (to be valued on the basis of the Issue Price) of a value equivalent to 1.5 times of the difference (in any event not more than RMB3 million difference) between the Audited First Half Year PAT of First Year and the Target First Half Year PAT of First Year. The definitive share certificates of such forfeited Consideration Shares (in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be cancelled by the Purchaser.

7.1.4 If the Audited First Year PAT is less than the Target First Year PAT, the Purchaser shall be entitled to forfeit part of the Consideration Shares (to be valued on the basis of the Issue Price) of a value equivalent to
      0.75 times of the difference between the Audited First Year PAT and the Target First Year PAT ("FIRST YEAR PAT DIFFERENCE") with the following adjustments :

      (a) if the Audited First Half Year PAT of First Year is less than the Target First Half Year PAT of First Year, the First Year PAT Difference shall be deducted by the difference (in any event not more than RMB3 million difference) between the Audited First Half Year PAT of First Year and the Target First Half Year PAT of First Year ("FIRST HALF YEAR PAT DIFFERENCE"); and;

      (b) if after deducting the First Half Year PAT Difference from the First Year PAT Difference in accordance with CLAUSE 7.1.4(A) above, the result is a negative figure, the Purchaser shall not be entitled to forfeit any Consideration Shares under this CLAUSE 7.1.4..

       The definitive share certificates of such forfeited Consideration Shares (in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be cancelled by the Purchaser.

7.1.5 If the Audited Second Year PAT is less than the Target Second Year PAT, the Purchaser shall be entitled to forfeit part of the Consideration Shares (to be valued on the basis of the Issue Price) of a value equivalent to the difference between the Audited Second Year PAT and the Target Second Year PAT or the sum of the quantum of the loss and the Target Second Year PAT (as the case may be). The definitive share certificates of such forfeited Consideration Shares (in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be cancelled by the Purchaser at the end of third year if the said short fall is not made up in the third year.

7.1.6 If the total number of the Consideration Shares to be forfeited under CLAUSES 7.1.3, 7.1.4 OR 7.1.5 exceed the respective number of the Consideration Shares to be released under CLAUSES 6.2(A) AND 6.2(B), the Purchaser shall have sole and absolute discretion to deduct from the percentage of the Consideration Shares to be released in the subsequent Restricted Year(s).

7.1.7 If the Audited Third Year PAT is less than the Target Third Year PAT, part of the options to be granted to the Vendors (in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5) shall be treated in the manner as stipulated in their respective employment contracts or service contracts (as the case may be);

7.1.8 Each of the Vendors further jointly and severally guarantees and represents to the Purchaser that :

       (a) the audited net sales revenue after all taxes of the Group for the Guaranteed First Half Year of First Year shall be not less than RMB40.5 million;

       (b) the audited net sales revenue after all taxes of the Group for the Guaranteed Second Half Year of First Year shall be not less than RMB40.5 million;

       (c) the audited net sales revenue after all taxes of the Group for the Guaranteed First Year shall be not less than RMB81 million;

       (d) the audited net sales revenue after all taxes of the Group for the Guaranteed Second Year shall be not less than RMB113 million; and

       (c) the audited net sales revenue after all taxes of the Group for the Guaranteed Third Year shall be not less than RMB135 million and part of the options to be granted to the Vendors (in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE
       5) shall be treated in the manner as stipulated in their respective employment contracts or service contracts (as the case may be) in the event there is breach of any provisions under this CLAUSES 7.1.8.

7.1.9 The parties hereto agree that the liquidated damages provided in this CLAUSE 7.1 are a genuine pre-estimate of the losses likely to be suffered by the Purchaser only in respect of a default by the Vendors of their respective obligations specifically set out in this CLAUSE 7.1 AND shall not prejudice the rights of the Purchaser to claim against the Vendors for any loss and/or damages directly or indirectly incurred or suffered by the Purchaser as a result of any breach of Warranties by the Vendors.

7.1.10 For the purpose of this CLAUSE 7.1, profit after tax of the Group shall be determined by reference to the consolidated profits (less losses) of the Group as shown by the audited consolidated account in relation to the relevant period(to be prepared by the auditors of the Group) :-

       (a) after deducting all expenses of working and management including, without limitation, director's remuneration (whether by way of fees, salary or commission) and depreciation;

       (b)    after deducting any taxation on profits;

       (c) without taking into account profits or losses of a capital nature arising on disposal of fixed assets, investments, plant or any other assets of the Group; and

       (d) after making such other adjustments as the auditors of the Group consider appropriate.

7.1.11 Each of the Vendors jointly and severally guarantees and represents to the Purchaser that Shanghai Control Tech will share expenses of Hartcourt Capital, Inc. as a public listed company.

7.2.   PURCHASER'S GUARANTEE

       If the average closing price of each Issuer Share for the 20 trading days immediately prior to the expiry of each of the First Restricted Year, the Second Restricted Year and the Third Restricted Year respectively ("MARKET SHARE PRICE") is below US$0.10, then the Vendors may (but not individually) at their collective and absolute discretion, within three months from the issue of the audited consolidated accounts of the Company for the relevant Restricted Year by notice in writing to the Purchaser, request the Purchaser to procure the Issuer to issue and allot to the Vendors additional new Issuer Shares. The number of additional new Issuer Shares to be issued and allotted to the Vendors for that relevant Restricted Year shall be calculated on the following basis and shared by the Vendors in the proportion as set opposite the Vendors' respective names in column (5) of SCHEDULE 5 :

       Number of additional new Issuer Shares = (US$0.10 - Market Share Price) x Number of Consideration Shares left after adjustments in Clause 7.1 for the relevant Restricted Year / US$0.10


8.     POST COMPLETION AUDIT
       ---------------------

8.1 At Completion, the Vendors shall deliver to the Purchaser the Completion Accounts showing, among other, the amounts of the consolidated net asset value of the Company (that is, including Control Tech and Shanghai Control Tech) as at the Completion Date is not less than RMB6 million.

8.2    The Completion Accounts shall be:

       (a) prepared on the same accounting bases, accounting and valuation principles as the audited accounts of Control Tech adopted since the date of its incorporation; and

       (b) prepared in accordance with the Statements of Standard Accounting Practice issued by the Hong Kong Society of Accountants, the disclosure and other applicable requirements of the Companies Ordinance.

8.3 Following Completion, the Company shall forthwith appoint the Auditor to conduct an audit of the Completion Accounts by applying the same bases and principles referred to in CLAUSE 8.2 and to issue the audited Completion Accounts showing the amount of the consolidated net asset value of the Company as at the Completion Date as soon as practicable after Completion and in any event within 45 days from the Completion Date, and dispatch copies of such audited Completion Accounts to the Purchaser forthwith upon its issue.

8.4 The parties hereto agree that the decision of the Auditor and its determination (if any) as to the amounts of the consolidated net asset value of the Company shall be final and binding on the parties hereto and the Auditor shall be deemed to act as an expert and not as arbitrator.

8.5 All costs of the Auditor in the preparation of the audited Completion Accounts shall be borne by the Company solely.


9.     VENDORS' PRE-COMPLETION UNDERTAKINGS
       ------------------------------------

9.1 Each of the Vendors jointly and severally covenants and undertakes that prior to Completion, the Vendors shall procure that the Company, Control Tech, Shanghai Control Tech and other member of the Group shall not (save as contemplated by this Agreement and with prior written consent of the Purchaser) :

       (a) issue or agree to issue any shares, warrants or other securities or loan capital or grant or agree to grant any option over or right to acquire or convert into any share or loan capital or otherwise take any action which might result in the Purchaser acquiring on Completion a percentage interest in the Company lower than that contemplated under this Agreement;

       (b) incur any expenditure on capital account or enter into any option in respect of any part of its assets;

       (c) dispose of or agree to dispose of or grant any option in respect of any part of its assets;

       (d) borrow any money of the Company, Control Tech and Shanghai Control Tech or make any payments out of or drawings on its bank account(s) other than routine payments;

       (e) enter into any long term, unusual or abnormal contract or commitment;

       (f)    make any loan, advances or other credits to any third party;

       (g) enter into any leasing hire purchase or other agreement or arrangements for payment on deferred terms;

       (h) declare make or pay any dividend or other distribution or do or suffer anything which may render its financial position less favorable than as at the date of this Agreement;

       (i) grant or issue or agree to grant or issue any mortgages charges debentures or other securities or give or agree to give any guarantees, indemnities, surety or security;

       (j) let or agree to let or otherwise part with possession or ownership of the whole or any part of the Properties nor purchase, take on lease or assume possession of any real property;

       (k) make any change in the terms and conditions of employment or pension benefits of any of its directors or employees or employ or terminate (other than for good cause) the employment of any person;

       (l) permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

       (m) purchase or redeem any shares in the Company or any member of the Group or provide financial assistance for any such purchase;

       (n) in any other way depart from the ordinary course of its respective day-to-day business either as regards the nature scope or manner of conducting the same;

       (o) alter any provisions of its memorandum or articles of association or other constitutional documents;

       (p) compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing;

       (q) voluntarily contravene or fail to comply with any material obligation, statutory or otherwise;

       (r) repay any loan or monies to the shareholders of the Company, Control Tech, Shanghai Control Tech and/or other member of the Group (except with prior written consent of the Purchaser); and

       (s) do any act or thing which will have or which will reasonably be expected to have a material and adverse effect on the financial position or prospects of the Company or each member of the Group.

9.2 Each of the Vendors jointly and severally agrees to fully indemnify and keep the Company, Control Tech, Shanghai Control Tech and/or the Purchaser and its assignee fully indemnified on demand from and against all losses, liabilities, damages, costs and expenses (including legal expenses) which the Company, Control Tech, Shanghai Control Tech and/or the Purchaser and its assignee may incur or sustain from or in consequence of any liabilities of the Group, whether actual or contingent including without limitation, the diminution of the value (including without limitation, the net asset value or expected profits) of the Group, arising from any act or omission or otherwise incurred on or before the Completion Date.


10.    WARRANTIES
       ----------

10.1 Each of the Vendors hereby jointly and severally represents and warrants to the Purchaser that the Warranties are true and accurate in all respects as at the date of this Agreement and will continue to be so up to and including Completion and acknowledge that the Purchaser, in entering into this Agreement, is relying on, inter alia, such Warranties. For the avoidance of doubt, the liabilities and obligations of the Vendors under the Warranties shall in no circumstances be lessened, modified, relieved or otherwise reduced due to any actual or constructive knowledge of the Purchaser of any facts or events relating to the business, operations or otherwise of the Group, whether such knowledge is gained in the course of the due diligence conducted under CLAUSE 3.3 or otherwise.

10.2 Each of the Vendors jointly and severally agrees that the Purchaser shall treat each of the Warranties as a condition of this Agreement. In addition, each of the Warranties is without prejudice to any other Warranty and, except where expressly otherwise stated, no provision in any Warranty shall govern or limit the extent or application of any other provision in any Warranty.

10.3 Each of the Vendors jointly and severally agrees to fully indemnify and keep the Purchaser fully indemnified on demand from and against all losses, liabilities, damages, costs and expenses (including legal expenses) which the Purchaser may incur or sustain from or in consequence of any of the Warranties not being correct or fully complied with. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of Warranties and all such rights and remedies are hereby reserved.

10.4 The Warranties shall survive Completion and the rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion or by any investigation made by or on behalf of the Purchaser into the affairs of the Group or by the Purchaser rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

10.5 The Purchaser shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Warranties and Completion shall not in any way constitute a waiver of any right of the Purchaser.

10.6 Each of the Vendors jointly and severally undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Vendors that he has made full enquiry into the subject matter of that Warranty and that they do not have actual or constructive knowledge, information or belief that the subject matter of that Warranty may not be correct, complete or accurate.

10.7 If at any time before Completion, any of the Vendors comes to know of any fact or event which:

       (a) is in any way inconsistent with any of the Warranties given by the Vendors, and/or

       (b) suggests that any fact warranted may not be as warranted or may be misleading; and/or

       (c) might affect the willingness of a prudent purchaser for value of the Sale Shares to complete its purchase or the amount of the consideration which such purchaser would be prepared to pay for the Sale Shares;

       the Vendors shall give immediate written notice thereof to the Purchaser in which event the Purchaser may within 14 days of receiving such notice rescind this Agreement by written notice to the Vendors' Solicitors and all monies paid by the Purchaser to the Vendors hereunder shall be repaid to the Purchaser in full without any deduction forthwith.

10.8 If at any time before Completion, the Purchaser finds that any of the Warranties is incorrect or has not been or is (in the reasonable opinion of the Purchaser) incapable of being rectified the Purchaser may rescind this Agreement by written notice to the Vendors' Solicitors and all monies paid by the Purchaser to the Vendors hereunder (if any) shall be repaid to the Purchaser in full without any deduction forthwith.

10.9 The Purchaser's rights under the above clauses are in addition to and without prejudice to all other rights and remedies available to it and its exercise of or its failure to exercise its rights under any of the above clauses shall not constitute a waiver of or prejudice any of its other rights under this Agreement.


11.    RESTRICTIVE AGREEMENT
       ---------------------

       For the purpose of assuring the full benefit of the business and goodwill of the Company, Control Tech and Shanghai Control Tech, each of the Vendors hereby undertakes that, without the prior written consent of the Purchaser, he shall not and that he shall procure that none of his subsidiaries shall, at any time during 4 years from the Completion Date :

       (a) directly or indirectly carry on or be engaged or interested in Hong Kong and the PRC (including The Macau Special Administrative Region of the PRC and Taiwan) in any business carried on by the Company, Control Tech and/or Shanghai Control Tech; and

       (b) directly solicit or endeavour to entice away from the Company , Control Tech and/or Shanghai Control Tech (in such a way as to adversely affect the business of the Company, Control Tech and/or Shanghai Control Tech as carried on at the date of this Agreement) any person who, to his knowledge, is now :-

              (i) or has during the 4 years from the Completion Date been a client or customer of, or in the habit of dealing with, the Company, Control Tech and/or Shanghai Control Tech; or

              (ii) has during the 4 years from the Completion Date been an officer or employee of the Company, Control Tech and/or Shanghai Control Tech.


12.    ACCESS TO INFORMATION
       ---------------------

       The Vendors shall assist the Purchaser, its agents, representatives and professional advisers in obtaining promptly on request full access to all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Group and other evidence of ownership of the assets owned by the Group as the Purchaser may require.


13.    FURTHER ASSURANCE
       -----------------

       The Vendors shall execute, do and perform or procure to be executed, done and performed by other necessary persons all such further acts, agreements, assignments, assurances, deeds and documents as the Purchaser may require effectively to vest the registered and beneficial ownership of the Sale Shares in the Purchaser free from all Encumbrances and with all rights now and hereafter attaching thereto.


14.    CONFIDENTIALITY AND ANNOUNCEMENTS
       ---------------------------------

14.1 Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange, or to its respective officers or employees whose province is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

14.2 No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable laws and the regulations or the requirements of any stock exchange or any other regulatory body or authority.


15.    TIME
       ----

       Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Vendors and the Purchaser, be substituted for them.

16.    ASSIGNMENT
       ----------

       This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the parties but shall not be assignable.


17.    ENTIRE AGREEMENT
       ----------------

       This Agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.


18.    AMENDMENT
       ---------

       Unless otherwise specifically provided for in this Agreement, any provision of this Agreement may be amended, varied, supplemented or waived only if the parties hereto agree in writing. In other words, on each anniversary date each party has the right to change the investment structure and it will be effective after the amendments is signed off by the parties hereto.


19.    NOTICES AND OTHER COMMUNICATION
       -------------------------------

19.1 Any notice required or permitted to be given hereunder shall be given in writing in the English language delivered personally or sent by post (airmail if overseas) or by facsimile message to the parties hereto due to receive such notice at their addresses as set out below (or such other address as it may have notified to the other parties hereto in accordance with this CLAUSE 19).

19.2 A notice delivered personally shall be deemed to be received when delivered and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received two
       (2) Business Days after posting and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted or that the facsimile message was properly addressed and despatched as the case may be. A notice sent by facsimile message shall be deemed to have been received at the expiration of two hours after the time of despatch, if despatched before 3:00 p.m. on any Business Day and, in any other case, at 10:00 a.m. on the Business Day following the date of despatch.

19.3   (a)    For the purpose of delivery of notices under this Agreement, the address and facsimile number of the Vendors are:-

              MR. LI       Address     :     Room 1409, Shanghai Mart, No. 2299,
                                             Yan'an Road (West), Shanghai
                                             200336, PRC
                           Facsimile   :     (86) 021-62362566
                           Attention   :     Mr. Li Yizheng

              MR. REN      Address     :     Room 1409, Shanghai Mart, No. 2299,
                                             Yan'an Road (West), Shanghai,
                                             200336, PRC
                           Facsimile   :     (86) 021-62362566
                           Attention   :     Mr. Ren Qi

              MR. WANG     Address     :     Room 1409, Shanghai Mart, No. 2299,
                                             Yan'an Road (West), Shanghai
                                             200336, PRC
                           Facsimile   :     (86) 021-62362566
                           Attention   :     Mr. Wang Shixin

       (b) For the purpose of delivery of notices under this Agreement, the address and facsimile number of the Purchaser are:-

              HARTCOURT    Address     :     3/F, 710 Changping Road, Shanghai
                                             200040, PRC
                           Facsimile   :     (86) 021-52138870
                           Attention   :     Ms. Carrie Hartwick

19.4 Nothing in this CLAUSE 19 shall preclude the service of communication or the proof of such service by any mode permitted by --------- law.


20.    COSTS AND STAMP DUTY
       --------------------

20.1 Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

20.2 All stamp duty (if any) payable in connection with the sale and purchase of the Sale Shares shall be borne by the Vendors on one part and the Purchaser on the other part in equal shares.


21.    GENERAL
       -------

21.1 The provisions of this Agreement including the warranties and undertakings herein contained insofar as the same shall not have been fully performed at Completion or any other requisite time shall remain in full force and effect notwithstanding Completion or after such requisite time.

21.2 Any right of rescission conferred upon any party hereby shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of rescission shall constitute a waiver by such party of any such other right or remedy.

21.3 No failure or delay by the Vendors or the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a party of any breach by the other party of any provisions hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.


22.    GOVERNING LAW AND JURISDICTION
       ------------------------------

22.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of determining or enforcing any claim arising hereunder.

22.2 Each of the Vendors hereby irrevocably appoints ______________________, as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by Mr. Li, Mr. Ren and/or Mr. Wang as the case may be). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, the Vendors irrevocably agrees to appoint a substitute process agent acceptable to the Purchaser and to deliver to the Purchaser a copy of the new process agent's acceptance of that appointment within 30 days. Nothing herein contained shall affect the right to serve process in any other manner permitted by law.


23.    COUNTERPARTS
       ------------

       This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. Any party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the parties hereto.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.


SIGNED by                          )
LI YIZHENG                         )
in the presence of:                )






SIGNED by                          )
REN QI                             )
in the presence of:                )






SIGNED by                          )
WANG SHIXIN                        )
in the presence of:                )







SIGNED by                          )
for and on behalf of               )
HARTCOURT CAPITAL, INC             )
in the presence of:                )

                                   SCHEDULE 1


                                     PART I

                           PARTICULARS OF THE COMPANY


Particulars of the Company as at the date of this Agreement :

Name of the Company           :    Besteffort Investments Limited

Company number                :    619473

Date of incorporation         :    18 October 2004

Place of incorporation        :    British Virgin Islands

Registered office             :    P.O. Box 957, Offshore Incorporations Centre,
                                   Road Town, Tortola, British Virgin Islands

Authorised share capital      :    US$50,000 divided into 50,000 shares of
                                   US$1 each

Issued share capital          :    US$10 divided into 10 shares of US$1 each

Directors                     :    Ren Qi
                                   Li Yizheng
                                   Wang Shixin


                                   Sch 1 - P.1

Shareholders                  :
                                   NAME

                                   NO. OF SHARES
                                   Shareholding
                                   PERCENTAGE



                                   Ren Qi
                                   4
                                   40%



                                   Li Yizheng
                                   3
                                   30%



                                   Wang Shixin
                                   3
                                   30%


                                        Total :
                                   ------------
                                   10

                                   ------------
                                   100%


Subsidiary                    :    Nil



                                   Sch 1 - P.2

                                     PART II

                           PARTICULARS OF CONTROL TECH


Particulars of Control Tech as at the date of this Agreement :

Name of the Company           :    Control Tech Company Limited

Company number                :    720632

Date of incorporation         :    16 June 2000

Place of incorporation        :    Hong Kong

Registered office             :    Block B, 8/F, Mai Luen Industrial Building,
                                   23-31 Kung Yip Street, Kwai Chung, N.T.,
                                   Hong Kong

Authorised share capital      :    HK$200,000 divided into 2,000 shares of
                                   HK$100 each

Issued share capital          :    HK$200,000 divided into 2,000 shares of
                                   HK$100 each

Directors                     :    Ren Qi
                                   Chiu Kam Tong


                                   Sch 1 - P.3

Shareholders                  :
                                   NAME

                                   NO. OF SHARES
                                   Shareholding
                                   PERCENTAGE



                                   Ren Qi
                                   1,000
                                   50%



                                   Tam Kai Lun
                                   1,000
                                   50%



                                      Total :
                                   ----------
                                   2,000

                                   ------------
                                   100%


Subsidiary                    :    90% interest of (Control Tech Electronics
                                   (Shanghai) Co., Ltd.)



                                   Sch 1 - P.4

                                    PART III

                      PARTICULARS OF SHANGHAI CONTROL TECH


Particulars of Shanghai Control Tech as at the date of this Agreement :

Name of the subsidiary        (Control Tech Electronics (Shanghai) Co., Ltd.)

Date of Incorporation         10 June 2004

Place of Incorporation        PRC

Type of Business              Sino-foreign equity joint venture

Duration of Operation         20 years from 10 June 2004 to 9 June 2024

Registered Capital            US$200,000

Total Investment              US$200,000

Investors

                                                                 CAPITAL         SHAREHOLDING
                              NAME OF INVESTORS                  CONTRIBUTION    PERCENTAGE

                              Beijing Control Tech Co., Ltd.     US$20,000           10%

                              Control Tech Company Limited       US$180,000          90%

Business Scope

Directors                  :



Legal Representative       :

Financial year end         :  31 December

Subsidiary                 :  Nil


                                   Sch 1 - P.5

                                   SCHEDULE 2

                          DESCRIPTION OF THE PROPERTIES


                                     PART I

                                OWNED PROPERTIES

                                       Nil



                                     PART II

                                LEASED PROPERTIES


--------------------------------------------------------------------------------
                             NAME OF
         ADDRESS             LANDLORD            TERM               RENTAL
--------------------------------------------------------------------------------
1.  Room 116, B Grand                      commencing from 8     US$3,720 per
    Pacific Bldg, 8A                       May 2003 and ending   month
    Guanghua Road,                         on 7 May 2005
    Chaoyang District,
    Beijing 100026, PRC
--------------------------------------------------------------------------------
2.  Room 1409, Shanghai                    commencing from 1     US$2,474.13 per
    Mart, No. 2299 Yan'an                  September 2004 and    month
    Road (West) Shanghai                   ending on 30
    200336, PRC                            September 2005
--------------------------------------------------------------------------------
3.  Room 2805, Peace                       Commencing from 12    RMB9,500 per
    World Plaza, No. 362-                  August 2003 and       month
    366, HuangShidong                      ending on 11
    Street, Guangzhou                      September 2005
    510060, PRC
--------------------------------------------------------------------------------


                                      Sch 2

                                   SCHEDULE 3

                                   WARRANTIES


                                     PART I

                               GENERAL WARRANTIES

Subject to the matters referred to herein and save as Disclosed by the Vendors, each of the Vendors jointly and severally represents and warrants to the Purchaser that all representations and statements set out in this SCHEDULE 3 are and shall be true and accurate and not misleading in all aspects as at the date hereof and at all times up to and including Completion with reference to the facts and circumstances subsisting at such time.

In this SCHEDULE 3, save for and to the extent the context otherwise requires,

(i) references to the expressions "SO FAR AS THE VENDORS ARE AWARE" or "TO THE BEST OF KNOWLEDGE AND BELIEF OF THE VENDORS" any similar expression to qualify any statement shall be deemed to include an additional statement that it has been made after due and careful enquiries; and

(ii) references to the "COMPANY" shall be construed as a reference to the Company and each member of the Group (including Control Tech and Shanghai Control Tech) individually and each of the Warranties shall be deemed to have been given in respect of each of such companies mutatis mutandis.


1.     GENERAL
       -------

1.1 The facts and information set out in the Recitals, Schedules and Annexures are true and all information which has been provided in writing to the Purchaser or its representatives or advisers by the Vendors or by any Director, officer or other official of the Company or by their respective professional advisers or other agents was when given and is now true and accurate in all material respects. There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Sale Shares in accordance with the provisions of this Agreement.

1.2 The information disclosed to the Purchaser or its representatives or professional advisers, by the Vendors and the Directors officers or other officials of the Company regarding the current trading and prospects of the Company comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Company.


2.     COMPLIANCE
       ----------

2.1 The copy of the memorandum and articles of association of the Company which is provided to the Purchaser is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement required by law to be annexed to it and the Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.


                                  Sch 3 - P.1

2.3 The Company is a duly organised limited liability, company validly existing under the laws of the place of its incorporation and has the corporate powers, authorises, licences and permits to carry on the business presently carried on by it and to own and hold the assets used therewith.

2.4 The Company has complied with the provisions of all applicable laws, regulations (and all orders notices and directions made thereunder) and all applicable codes or practices. All returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever by the Company have been correctly and properly prepared and so filed or delivered.


3.     CAPACITY
       --------

3.1 Each of the Vendors has full power to enter into and perform this Agreement and the Tax Indemnity respectively (as the case may be) and this Agreement and the Tax Indemnity will constitute, binding obligations on the Vendors, enforceable in accordance with their terms in Hong Kong.

3.2 The execution, delivery and performance of this Agreement and the Tax Indemnity by the Vendors does not and will not violate in any material respect any provision of:

       (a) any law or regulation or any order, judgement or decree of any governmental authority, agency or court of Hong Kong;

       (b)    the laws and documents incorporating and constituting the Vendors;
              and

       (c) any mortgage, agreement, contract or other undertaking or instrument to which any of the Vendors is a party or which is binding upon his or any of his assets, and does not and shall not result in the creation or imposition of any Encumbrance on any of its material assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument.

3.3 Subject to satisfaction of the conditions set out in CLAUSE 3 and save as Disclosed, no consent, licence, approval or authorisation of or filing or registration with or other requirement of any governmental department, authority or agency in Hong Kong or other applicable jurisdictions is required of the Vendors in connection with the execution, delivery, performance, validity or enforceability of this Agreement.


4.     CAPITAL STRUCTURE AND OWNERSHIP
       -------------------------------

4.1 The Sale Shares constitute 100% of the issued share capital of the Company as at the date of this Agreement and the Completion Date and are fully paid up.

4.2 There is no Encumbrance or other form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Sale Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company under any of the foregoing.


                                  Sch 3 - P.2

4.3 All the Sale Shares are solely legally and beneficially owned by and registered in the names of the Vendors and all the shares in each member of the Group other than the Company are solely legally and beneficially owned by and registered in the name of the Company or another member of the Group and the Sale Shares, the unissued share capital of the Company and all the shares in each member of the Group other than the Company are free from any Encumbrance and there are no arrangements in force or claimed entitling or allegedly entitling any person to any Encumbrance.

4.4    The Company has not at any time:

       (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its shares, or otherwise reduced or agreed to reduce its issued share capital or any class of it; or

       (b) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

4.5    The Company :

       (a) is not and has not agreed to become the holder or beneficial owner of any class of any shares, debentures or other securities of any other company (wherever incorporated) other than its existing subsidiaries, and as contemplated under this agreement;

       (b) has not been and has not agreed to become a subsidiary of any other company or under the control of any group of companies or consortium;

       (c) is not and has not at any time been and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association; and

       (d) has no branch, place of business, permanent establishment or substantial assets outside Hong Kong or PRC other than contemplated under this agreement.


5.     ACCOUNTS
       --------

5.1    All accounts of the Company and the Completion Accounts :

       (a) were prepared in accordance with the requirements of all relevant laws, statutes, with good accounting principles and practices generally accepted at the date hereof in Hong Kong or PRC (as the case may be) for companies carrying on a similar business to that of the Company comply with the Companies Ordinance and all relevant statements of standard accounting practice and accounting guidelines issued by the relevant authorities, are prepared on a basis consistent with preceding accounting periods of the Company and with the books of account of the Company and are true and accurate in all material respects;


                                  Sch 3 - P.3

       (b) disclose a true and fair view of the assets and liabilities of the Company at the relevant accounts dates and the Completion Accounts Date (as the case may be) and of its profits for the financial year ended on such date;

       (c) contain full provision or reserve for bad and doubtful debts, burdensome contracts or other obligations, obsolescent or slow moving stocks and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

       (d) contain a note of all capital commitments of the Company at the relevant accounts dates and the Completion Accounts Date (as the case may be), which note was when made and is now and will be adequate, fair and not misleading; and

       (e) contain full provision or reserves (as appropriate) for all Taxation.

5.2 As at the relevant accounts dates and the Completion Accounts Date (as the case may be), the Company had and will have no liabilities known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation) which were not or will not be disclosed, noted or provided for in the Accounts.

5.3 The stock-in-trade shown in the Accounts has been and will be valued at the lower of cost and net realisable value and includes no redundant, obsolete or unsaleable items and no items which are the subject of any dispute (other than minor disputes in the ordinary course of business) with a supplier or customer. The basis of valuation of the stock-in-trade has remained in all material respects consistent with that adopted for the purpose of the Company's audited accounts at the beginning and end of each of the accounting periods of the Company since its incorporation.

5.4 All the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the Company as at the relevant accounts dates and the Completion Accounts Date (as the case may be) are reflected in its accounts, were at the relevant accounts dates and will be as the Completion Accounts Date (except for such items as have been and will be disposed of or realised by the Company in the ordinary course of business) remain in the absolute beneficial ownership of the Company and are free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and (apart from depreciation in the ordinary course of business) their value is not and will not be less than that as at the relevant accounts dates or the Completion Accounts Date (as the case may be) and none has been or will be acquired for any consideration in excess of its net realisable value at the date of such acquisition or otherwise than by way of a bargain at arm's length.

5.5 Depreciation of the fixed assets of the Company has been and will be made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives and no fixed asset has attributed to it a value exceeding the current market value thereof as at the relevant accounts dates or the Completion Accounts Date (as the case may be).

5.6 All accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Company (including all invoices and other records required for tax):

       (a) have been fully, properly and accurately maintained, are in the possession of the Company and contain true and accurate records of all matters including those required to be entered in them by applicable laws and no notice or allegation that any of the same is incorrect or should be rectified has been received;


                                  Sch 3 - P.4

       (b) do not contain or reflect any material inaccuracies or discrepancies;

       (c) give and reflect a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in trade; and

       (d) contain accurate information in accordance with generally accepted accounting principles in Hong Kong or PRC (as the case may be) relating to all transactions to which the Company has been a party and the Accounts do not and will not overstate the value of any asset or understate any liability of the Company at the relevant accounts dates or the Completion Accounts Date (as the case may be).


6.     POST LATEST AUDITED ACCOUNTS EVENTS
       -----------------------------------

       Since the accounts date of the latest audited accounts of the Company, other than as disclosed in such accounts :

       (a) has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the latest audited accounts of the Company which is not in the ordinary course of business and without any interruption or alteration in the nature, scope or manner of its business and nothing has been done which would be likely to prejudice the interests of the Purchaser as a prospective purchaser of the Sale Shares;

       (b) has not experienced any deterioration in its financial or trading position or prospects or turnover or suffered any diminution of its assets by the wrongful act of any person and the value of its net assets is not less than the value of its net assets as at the accounts date as shown by the latest audited accounts of the Company and the Company has not had its business, profitability or prospects adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

       (c) has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any liabilities (actual or contingent) otherwise than in the ordinary course of business;

       (d) has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;


                                  Sch 3 - P.5

       (e) has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than profits tax on the actual income (not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business;

       (f) has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company who on the accounts date of the latest audited accounts of the Company was entitled to remuneration in excess of US$10,000 (or its equivalent in any other currency) per annum and has not appointed or employed any additional director, officer or employee entitled as aforesaid;

       (g) has not waived a released any debts in whole or in part and has not written off debts in an amount exceeding US$10,000 (or its equivalent in any other currency) in the aggregate;

       (h) has not entered into contracts involving capital expenditure in an amount exceeding in the aggregate US$10,000 (or its equivalent in any other currency);

       (i) (including any class of its members) has not passed any resolution whether in general meeting or otherwise;

       (j) has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

       (k) has not purchased stocks in quantities or at prices materially greater than was the practice of the Company prior to the accounts date of the latest audited accounts of the Company;

       (l) has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks; and

       (m) has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the Company at the accounts date of the latest audited accounts of the Company) or since the accounts date of the latest audited accounts of the Companyrenegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the accounts date of the latest audited accounts of the Company.


7.     TRANSACTIONS WITH VENDORS, DIRECTORS AND CONNECTED PERSONS
       ----------------------------------------------------------

7.1    There is not outstanding:

       (a) any indebtedness or other liability (actual or contingent) owing by the Company to any of the Vendors or any director of the Company or any connected person (as that expression defined in the relevant stock exchange rules) of any of them or owing to the Company by any of the Vendors or any director of the Company or any connected person of any of them; or


                                  Sch 3 - P.6

       (b) any guarantee or security for any such indebtedness or liability as aforesaid.

7.2    (a)    There is not now outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party or has an interest and in which the Vendors, or any director of the Company or any connected person of any of them is interested whether directly or indirectly.

       (b) The Company is not a party to nor has its profits or financial position during the last 3 years been affected by any agreement or arrangement which is not entirely of an arm's length nature.

7.3 None of the Vendors nor any director of the Company nor any connected person of any of them or intends to acquire, either individually or collectively, or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

7.4 None of the Vendors nor any director of the Company nor any of their respective connected persons either individually, collectively or with any other person or persons are not interested in any way whatsoever in any Intellectual Property used and not wholly owned by the Company.

7.5 None of the Vendors nor any director of the Company, nor any of their respective connected persons, is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company.


8.     FINANCE
       -------

8.1    Regarding the borrowings of the Company :

       (a) The amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker.

       (b) The total amount borrowed by the Company from any source does not exceed any limitation on its borrowing contained in the articles of association of the Company or in any debenture or loan stock trust deed or instrument or any other document executed by the Company.

       (c)    The Company has no outstanding loan capital or loan stock.

       (d) Particulars of all money borrowed by the Company has been disclosed.

8.2    Regarding the debts owed to the Company :

       (a) The Company does not own the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

       (b) All debts owed to the Company are collectable in the ordinary course of business and each such debt will realise in full its face value within three months of its due date for payment.


                                  Sch 3 - P.7

       (c) The debts owing to the Company shown in the accounts of the Company (subject to any provision for bad and doubtful debts made in the accounts of the Company) were paid in full on their due dates or, if any such debts are not yet due, each such debt is not now regarded by the Company or by the Vendors as irrecoverable in whole or in part.

8.3 Particulars of the balances on all the Company's bank accounts as at a date not more than seven days before the date of this Agreement have been disclosed and the Company has no other bank accounts; since the date of such particulars there have been no payments out of any such bank accounts except for routine payments and the aggregate balance on all such bank accounts is not substantially different from the aggregate balance shown in such particulars.

8.4 Having regard to the existing banking and other facilities, the Company has sufficient working capital for the purpose of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by the Company.

8.5 In relation to any Encumbrance to which any asset of the Company is subject and in relation to debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the
       Company:

       (i) each of the Vendors has disclosed full details of them and true and correct copies of all documents relating to them; and

       (ii) none of the Vendors nor the Company has done anything whereby the continuance of any such Encumbrance or facility in full force and effect might be affected or prejudiced.

8.6 The Company is not responsible for the indebtedness of any other person, and in particular but without prejudice to the generality of the foregoing is not a party to any option or pre-emption right or a party to any guarantee or suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.


9.       TAXATION
         --------

9.1 All notices, returns and computations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any fiscal authority.

9.2 All Taxation which the Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

9.3 The Company has not paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any Taxation statute, law, rule or regulation.


                                  Sch 3 - P.8

9.4 All tax deductible and payable under any Taxation statute, law, rule or regulation has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to all relevant Taxation authorities prior to the date of this Agreement have been so paid.

9.5 All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company (if required by law to do so) has accounted to the relevant fiscal authority for the tax so deducted.

9.6 Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

9.7 The Company has not in the last 3 years been the subject of a discovery, audit or investigation by any Taxation authority and there are no facts which are likely to cause a discovery, audit or investigation to be made.

9.8 Full provision or reserve has been made in the accounts of the Company for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the relevant accounts dates of the accounts of the Company and the Completion Accounts Date (as the case may be), including distributions made down to such date or provided for in the accounts of the Company or the Completion Accounts (as the case may be), and proper provision has been made in the accounts of the Company or the Completion Accounts (as the case may be) for deferred taxation in accordance with internationally accepted accounting standards.

9.9 The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in liability to taxation.

9.10 The Company has sufficient records to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company as at the relevant accounts dates of the accounts of the Company or acquired by the Company before Completion.

9.11 The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the accounts of the Company and the Completion Accounts (as the case may be).

9.12 The Company has not been a party to any sale or other disposal of an asset either at an under-value or an over-value.


10.    THE PROPERTIES
       --------------

10.1 The Properties comprise all the properties which are beneficially owned, leased, used or occupied by the Company and all the rights vested in the Company and the particulars of the Properties set out in SCHEDULE 2 are true and accurate in all respects.

10.2 The Company is the registered and beneficial owner of and has a good and marketable title to the Owned Properties.

10.3   The Leased Properties are all occupied under lease.

10.4 All deeds and documents necessary to prove the title of the Company to the Properties are in the possession of the Company.


                                  Sch 3 - P.9

10.5 Save for the Disclosed Charges, the Owned Properties and the title deeds and documentation relating thereto are not subject to any debenture (whether fixed or floating), option, agreement for sale, condition, covenant, agreement, claim, overriding interest or any other Encumbrance, nor is there any person in possession or occupation of or who has or claims any right or easement of any kind in respect of the Owned Properties adversely to the estate, interest, right or title therein of the Company.

10.6 There are no rights, interests, covenants, restrictions, reservations, licences or easements, nor any disputes or outstanding notices (whether given by a lessor or any other person) nor in the case of leasehold property, rights for the lessor to break the term nor (without prejudice to the generality of the foregoing) any other matters or things which adversely affect the value of the Properties or the proper use and enjoyment of the Properties for the purpose of the business now being carried on at the Properties by the Company.

10.7 There are no circumstances which would entitle or require a lessor or any other person to exercise any power of entry upon or of taking possession of the Properties or which would otherwise restrict or terminate the continued possession or occupation thereof.

10.8 The Company has duly performed, observed and complied with all covenants, restrictions, reservations, conditions, agreements, statutory requirements, bye-laws, orders, building regulations and other stipulations and regulations affecting the Properties and their use, including the terms of any lease or tenancy agreement under which any part of the Properties is held, and the use of the Properties does not contravene the same and (without prejudice to the generality of the foregoing) all outgoings have been paid to date and, in the case of leasehold property, all rents and service charges have been paid to date and no notice of any alleged breach of any of the terms of any such lease or tenancy agreement has been served on the Company.

10.9 The Company is entitled to and has exclusive vacant possession of the Properties and no part of the Properties is subject to any lease, tenancy or licence or any agreement to grant such lease, tenancy or licence and no person other than a member of the Group has a right to occupy or enter upon any of the Properties other than the rights of landlords pursuant to tenancy agreements relating to the Leased Properties.

10.10 The Company has not agreed to transfer, sell, assign or otherwise dispose of the Properties or any part thereof or any interest therein or sub-divide, lease, or in any other way deal with or part with the possession of or make any arrangement for the sharing of any of the Properties or any part thereof or any interest therein or enter into any agreement so to do or accept the surrender of any lease or tenancy.

10.11 There is no outstanding monetary claim or liability, contingent or otherwise, affecting the Properties and in the case of leasehold property there are no rent reviews in the course of being determined or exercisable by the lessor from a date prior to the date of Completion.

10.12  The existing use of each of the Properties is the lawful permitted use.

10.13 So far as the Vendors are aware the current use of each of the Properties is in compliance with the provisions, covenants, terms and conditions of any conditions and any regulations in force relating to the Properties, and all necessary certificates of compliance, occupation permits and other consents and authorities for such use have been issued and are in force and there are no circumstances known or which would on reasonable enquiry be known to the Vendors which are likely to result in the forfeiture, avoidance, withdrawal or non-renewal of or restriction on or amendment to the same.


                                  Sch 3 - P.10

10.14 So far as the Vendors are aware there are no outstanding complaints or orders of any district or other authority affecting the Properties or the use thereof or the owner and there are no pending applications in respect of the Properties.

10.15 Other than as provided in the tenancy agreements relating to the Leased Properties, there is no obligation to reinstate any of the Properties by removing or dismantling any alteration made to it by the Company.

10.16 The rates, property tax and all other outgoings in respect of the Properties have been duly paid up to the date hereof and will be paid up to the date of Completion.


11.    OTHER ASSETS
       ------------

11.1 All assets of the Company which are or will be included in the accounts of the Company and the Completion Accounts (as the case may be) or have otherwise been represented as being the assets of the Company or which were or will be as at the relevant accounts dates of the accounts of the Company or the Completion Accounts Date (as the case may be) used or held for the purposes of its business were at the relevant accounts dates of the accounts of the Company or the Completion Accounts Date (as the case may be) in the absolute beneficial ownership of the Company and (except for assets disposed of or realised by the Company in the ordinary course of business) the Company is the absolute beneficial owner of and has good, marketable title to all such assets and all such assets are in the possession and control of the Company and are sited within Hong Kong or PRC.

11.2 All assets which have been acquired by the Company since the accounts date of the latest audited accounts of the Company are (except as aforesaid) now in the absolute beneficial ownership of the Company and in the possession and control of the Company and none is the subject of any Encumbrance (excepting only liens arising in the normal course of trading) nor has the Company created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been disclosed and in respect of any such Encumbrance, arrangement or agreement so disclosed there has been no default by the Company in the performance or observance of any of the provisions thereof.

11.3 The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment and assets shown or to be shown in the accounts of the Company and the Completion Accounts (as the case may be) or acquired or to be acquired since the account date of the latest audited accounts of the Company or the Completion Accounts Date (as the case may be)or otherwise used in connection with the business of the Company which have not been disposed of in the ordinary course of business:

       (a) do not contravene any requirement or restriction having the force of law;

       (b) performs in accordance with its manufacturers specifications and are in good repair and condition and are regularly maintained, fully serviceable and in good working order;


                                  Sch 3 - P.11

       (c) are each capable of doing the work for which they were designed and/or purchased and will each be so capable (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the Company;

       (d)    are not surplus to the Company's requirements; and

       (e) are not dangerous, inefficient, out-of-date, unsuitable or in need of renewal or replacement and the vehicles owned by the Company are road-worthy and duly licensed for the purposes for which they are used.

11.4 Maintenance contracts are in full force and effect in respect of the computer and all other assets owned or used by the Company which it is normal or prudent to have maintained by outside or specialist contractors.

11.5 The Company's stock-in-trade is of merchantable quality and not obsolete, defective or out of fashion and is capable of being sold by the Company in the ordinary course of business in accordance with its current price list without rebate or allowance to retail purchasers.

11.6 The Company has not acquired or agreed to acquire any material asset on terms that title to such asset does not pass to the Company until full payment is made.

11.7 Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party have not been and are not likely to be increased and all such rentals are fully deductible by the Company for tax purposes.


12.    INSURANCE
       ---------

12.1 All the assets of the Company which are of an insurable nature have at all material times been and are at the date hereof fully insured to their full replacement value against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to those of the Company and the Company has at all material times been and is at the date of this Agreement adequately covered against all legal liability and risks normally insured against by such companies (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

12.2 Particulars of all policies of insurance of the Company now in force have been disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force and (so far as the Vendors are aware) there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under such policy nor are the Company and the Vendors aware of any circumstances likely to give rise to a claim or cause an application for renewal of such policy to be refused.

12.3 No insurance company has refused to insure the Property assets or risks of the Company or has imposed conditions (by way of increased premiums or otherwise) for such insurance.


                                  Sch 3 - P.12

13.    OPERATION
       ---------

13.1 The Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) from government authorities in the PRC, Hong Kong, the British Virgin Islands and other jurisdictions for the proper and effective carrying on of its business and in the manner in which such business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and none of the Vendors know of any reason why any of them should be suspended, cancelled or revoked whether in connection with the acquisition of the Sale Shares by the Purchaser or otherwise and so far as the Vendors are aware there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and the Company is not restricted by contract from carrying on any activity in any part of the world.

13.2 There is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Company including any which might form the basis of any criminal prosecution against the Company.

13.3 No current director, officer or employee of the Company has had a bankruptcy petition presented against him, is party to any arrangement or compromise under any insolvency legislation, or has been disqualified from acting as a director of a company for any period or has been convicted of or is at present or has been charged with and not acquitted of any criminal offence (other than traffic offences the subject of a fixed penalty fine).

13.4 No governmental or other investigation or inquiry is in progress or threatened in respect of the Company or its business and there are no circumstances likely to lead to any of the same.

13.5 There are in force no powers of attorney given by the Company nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

13.6 Save as expressly Disclosed, not more than 10% in value of purchases by the Company are placed with any one supplier and not more than 10% of the Company's turnover relating to any one product or service supplied by the Company has in any of the three years ending on the date hereof been provided to any single customer of the Company and for the purposes of this paragraph purchases from and supplies to different entities in the same group of companies shall be aggregated and treated as purchases from or supplies to the same person.

13.7 No significant client, customer or supplier of the Company has since the date being one year prior to the date of this Agreement ceased or indicated an intention to cease or to the best of knowledge and belief of the Vendors might prior to or as a result of Completion cease to contract with or supply to the Company or might substantially reduce its business with the Company.

13.8 No circumstance exists which would or might enable any third party to raise any set off or counterclaim against the Company or cause any third party to withhold or delay payment to the Company or cause any supplier to withhold or delay delivery of any real or personal property or the provision of any service to the Company.

13.9 The aggregate amount of all unpresented cheques drawn by the Company and all members of the Group in the normal course of business does not exceed HK$5,000 (or its equivalent in any other currency) and there are no such unpresented cheques drawn otherwise than in the normal course of business.


                                  Sch 3 - P.13

13.10 No disclosure has been made of any of the confidential information, including financial or trade secrets, of the Company save in the ordinary course of business of the Company and the Company has taken adequate steps to preserve the confidential nature of all such information.

13.11 The Company does not use on its letterhead, books or vehicles or otherwise carry on its business under any name other than its corporate name.

13.12 All the accounting records, statutory and other books and records (including the register of members), and other deeds documents records, data and information of the Company and its pension and benefit schemes (if any) are, and have since its incorporation been, kept up to date, properly, accurately and consistently completed and are a complete and accurate record of all acts and transactions of the Company and of all matters required by law or best business practice to be recorded or registered therein; the Company has not received any application or request for rectification of any such registers are in the possession of the Company.

13.13 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

13.14 No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets.

13.15 The Company has not stopped payment and is not insolvent nor unable to pay its debts as they fall due.

13.16 No administrative or other receiver has been appointed by any person of the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company.

13.17 There has been no delay by the Company in the payment of any material obligation due for payment.

13.18 The Company has not given any guarantee or warranty or made any representation in respect of articles or trading stock sold or contracted to be sold or service provided or contracted to be provided by it save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not do anything in respect of any articles, stock or service that would apply after any such article or stock has been delivered by it or service performed by it, as the case may be.

13.19 No person other than the Company or a member of the Group has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any member of the Group.


                                  Sch 3 - P.14

13.20 All title deeds and other documents required to show title to the assets of the Company (duly stamped where necessary) and all other documents and agreements to which the Company is a party and all other documents, records and correspondence of the Business owned by, or which ought to be in the possession of, the Company are in the possession of the Company.


14.    CONTRACTS
       ---------

14.1 There are no long term contracts which are not terminable by the Company without penalty on six months' notice or less, or onerous, unusual or abnormal contracts which are for capital commitments or contracts differing from those necessitated by the ordinary course of business binding upon the Company, nor is the Company a party to any contract which contains any onerous or other provision material for disclosure to an intending purchaser of the Sale Shares and no expenses or liabilities of a material amount have been incurred before the date of this Agreement by the Company otherwise than for the purpose of the Company's business.

14.2 Copies of all material contracts to which the Company is a party have been disclosed or will be disclosed to the Purchaser during the due diligence to be conducted by the Purchaser pursuant to CLAUSE 3.3 of this Agreement and, save as Disclosed, the Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

       (a) is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

       (b) is known by any of the Vendors to be likely to be unprofitable or result in a loss to the Company on completion of performance;

       (c) cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

       (d) involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

       (e) requires an aggregate consideration payable by the Company in excess of US$10,000 (or its equivalent in any other currency);

       (f) involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent in excess of ten per cent of the turnover of the Company for the year ended on the Completion Accounts Date;

       (g) is a contract for services (other than contracts for the supply of electricity or normal office services);

       (h) requires the Company to pay any commission, finder's fee, royalty or the like; or

       (i) is in any way otherwise than in the ordinary and proper course of the Company's business.

14.3 The terms of all contracts of the Company have been complied with by the Company and by the other parties to the contracts in all respects and there are no circumstances likely to give rise to a default by the Company or by the other parties under any such contract.


                                  Sch 3 - P.15

14.4 All the contracts of the Company except those between the Company and its employees are assignable by the Company without the consent of any other party.

14.5 There are no outstanding claims, separately or in the aggregate of material amounts, against the Company on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to the same.

14.6 The Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

14.7 There are no agreements in force restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

14.8 The Company is not a party to any subsisting agency or distributorship agreement.


15.    EMPLOYEES
       ---------

15.1 The particulars to be disclosed to the Purchaser during the due diligence to be conducted by the Purchaser pursuant to CLAUSE 3.3 of this Agreement are true and complete and show in respect of each director, officer and employee of the Company the date on which he/she commenced employment with the Company and all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which the Company is a party whether binding or not) and each director, officer and employee of the Company is listed therein.

15.2 There is no contract of service in force between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation on one month's notice given at any time.

15.3 There are no consultancy or management services agreements in existence between the Company and any other person, firm or company.

15.4 There are no agreements or other arrangements (binding or otherwise) between the Company or any employers' or trade association of which the Company is a member and any trades union or other body or organisation representing its employees.

15.5 There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date hereof.


                                  Sch 3 - P.16

15.6 Save to the extent (if any) to which provision or allowance has been made or will be made in the accounts of the Company or the Completion Accounts (as the case may be), the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the Company nor any dependent of any present or former director, officer or employee of the Company.

15.6 Save as Disclosed, no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company.

15.7 Save to the extent (if any) to which provision or allowance has been made or will be made in the accounts of the Company or the Completion Accounts (as the case may be) :

       (a) no liability has been incurred or is anticipated by the Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination or variation of any contract of employment or for services; and

       (b) no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment or for services of any present or former director, officer or employee of the Company.

15.8 The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

       (a) all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

       (b) all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

15.9 The Company has not been served with any improvement and/or prohibition notices pursuant to any applicable employment or health and safety laws, rules and/or regulations and is not in breach of any provisions of any of the foregoing.

15.10 There is no liability or claim against the Company from any employee or former employee outstanding or anticipated.

15.11 Within a period of one year preceding the date of this Agreement the Company has not given notice of any redundancies.

15.12 No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not trigger any "golden parachute" agreement.

15.13  The Company does not have in existence nor is it proposing to introduce:


                                  Sch 3 - P.17

       (i) any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its directors, officers or employees; or

       (ii) any scheme whereunder any director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company.

15.14 No dispute exists or can reasonably be anticipated between the Company and a material number or category of its employees and so far as the Vendors are aware there are no wage or other claims outstanding against the Company by any person who is now or has been a director, officer or employee of the Company.

15.15 The Company has not had during the last three years any strike, work stoppages, slow-down, work-to-rule or lock-out by its employees, nor, so far as the Vendors are aware, is any anticipated.

15.16 Each of the employees who is by law subject to immigration control, has been granted appropriate permission to remain in Hong Kong or PRC and has a valid work permit issued in relation to his employment with the Company and has obtained all necessary extensions to his/her leave to remain in Hong Kong or PRC and so far as the Vendors are aware there are in existence no grounds upon which any such leave to remain or work permit might be curtailed or the employee may be required to leave Hong Kong or PRC.


16.    INTELLECTUAL PROPERTY
       ---------------------

16.1 Full particulars of all Intellectual Property owned or otherwise exploited or used by the Company in any part of the world will be disclosed to the Purchaser during the due diligence to be conducted by the Purchaser pursuant to CLAUSE 3.3 of this Agreement. All Intellectual Property exploited or used by the Company is in the absolute beneficial ownership of the Company or the Company is a 1icensee of the same pursuant to an Intellectual Property agreement and the Company does not own, use, exploit or have any other interest in any Intellectual Property which has not been disclosed. In particular but without prejudice to the generality of the foregoing, none of the Intellectual Property disclosed is jointly owned by the Company and a third party.

16.2 All applications for any Intellectual Property owned, used or otherwise exploited by the Company are being diligently prosecuted; patents, registered trademarks and registered designs and other similar registered or recorded Intellectual Property rights owned, used or otherwise exploited by the Company have been maintained; nothing has been done to diminish or otherwise affect the reputation of unregistered trademarks, trade names, brand names or get up owned, used or otherwise exploited by the Company; no copying or reproduction of the copyright material owned, used or otherwise exploited by the Company has been permitted (expressly or by implication); the Technical Information and other knowhow owned, used or otherwise exploited by the Company has been kept confidential; and (where applicable) all application, registration and renewal fees necessary to procure, register, record or maintain the Intellectual Property have been paid.


                                  Sch 3 - P.18

16.3 All agreements relating to the Intellectual Property have been disclosed and are valid and binding, and none has been the subject of any breach or default by any party thereto or of any event which with notice or lapse of time or both would constitute a default, nor are there any disputes, claims or proceedings arising out of or relating to any Intellectual Property agreement which the Company is a party to. The Company has not authorised or otherwise permitted, expressly or by implication, any use whatsoever of the Intellectual Property owned, used or otherwise exploited by the Company save insofar as any such authority is contained in the appropriate Intellectual Property agreements which have been disclosed to the Purchaser during the due diligence to be conducted by the Purchaser pursuant to CLAUSE 3.3 of this Agreement. The Company does not use or otherwise exploit any Intellectual Property belonging to a third party save insofar as it is licensed to do so in such appropriate Intellectual Property agreements. All such Intellectual Property agreements have been duly recorded or registered with the proper authorities whenever a requirement to do so exists.


17.    LITIGATION
       ----------

17.1 Save as being a plaintiff in the collection of debts (not exceeding HK$5,000 (or its equivalent in any other currency) in the aggregate) arising in the ordinary course of business, the Company is not engaged in any litigation or arbitration proceedings and there are no lawsuits or arbitration proceedings pending or threatened by or against the Company or any person for whose acts or defaults the Company may be vicariously liable.

17.2   No injunction has been granted against the Company.

17.3 The Company is not subject to any order or judgment given by any court or governmental agency which is still in force.

17.4 The Company has not given any undertaking to any court or to any third party arising out of any legal proceedings.


18.    CONSEQUENCE OF THE PURCHASE OF THE SALE SHARES
       ----------------------------------------------

       The purchase of the Sale Shares by the Purchaser or compliance with the terms of this Agreement and any change in the current management of the
       Company:

       (a) will not cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

       (b) will not relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

       (c) will not conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;

       (d) will not result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;


                                  Sch 3 - P.19

       (e) will not cause any director, supervisor, officer or senior employee of the Company (other than those who are required to resign in accordance with CLAUSE 5 of this Agreement) to leave employment ;

       (f) will not conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company; and

       (g) so far as the Vendors are aware the attitude or actions of clients, customers and suppliers with regard to the Company will not be prejudicially affected thereby.


                                     PART II

                 SPECIFIC WARRANTIES IN RESPECT OF CONTROL TECH

1.1 Save as disclosed, Control Tech does not carry on, and has never carried on, any business other than that trading business with Beijing Control Tech and holding a 90% equity interest in Shanghai Control Tech.

1.2 Save as disclosed, Control Tech has no assets and subsidiary other than inventories, cash and its equity interest in Shanghai Control Tech.


                                    PART III

             SPECIFIC WARRANTIES IN RESPECT OF SHANGHAI CONTROL TECH

1.     CORPORATE MATTERS
       -----------------

1.1 Shanghai Control Tech is a sino-foreign equity joint venture duly established and validity existing under the laws of the PRC and has full power, authority and legal right to own its assets and to carry on its business which it now conducts and proposes to conduct and has complied with all applicable laws and regulations.

1.2 Shanghai Control Tech's term of operation is 20 years commencing from 10 June 2004 to 9 June 2024 (both days inclusive) and Shanghai Control Tech possesses a valid business operations licence for such term.

1.3 The joint venture contract relating to the establishment of Shanghai Control Tech and the articles of association of Shanghai Control Tech ("JV DOCUMENTS") have been duly executed and delivered by the parties thereto and each of them is legally valid, binding and enforceable in accordance with its terms and there is no event or circumstance which would give rise to the early termination of the JV Documents or any other licences, consents, approvals or authorisations necessary or useful in the performance of the terms thereof.

1.4 The JV Documents set out all the rights and obligations in addition to those conferred by law between the parties thereto in respect of Shanghai Control Tech, and the manner in which Shanghai Control Tech will be operated, and on amendment, variation, addition or alteration has been made to the JV Documents.


                                  Sch 3 - P.20

1.5 All consents, authorisations, permits, approvals, registrations with or declarations to any authority ("CONSENTS") required for the establishment of Shanghai Control Tech and for Shanghai Control Tech to carry on its business up to the Completion Date have been obtained from or issued by all relevant authorities in the PRC, and all Consents required for the execution and performance of the JV Documents up to the Completion Date have been obtained from or issued by all relevant authorities in the PRC. All such Consents remain effective and valid, and all conditions and other terms upon which such Consents are issued and all requirements contained in such Consents have been duly fulfilled and observed.

1.6 Each of the parties to the JV Documents is in full compliance with its obligation thereunder.

1.7 Shanghai Control Tech is in compliance, in all material respects, with the terms and conditions of its business licence and the JV Documents (including all amendments, annexes and supplements thereto).

1.8 All title deeds relating to the assets of Shanghai Control Tech, and an executed copy of all agreements to which Shanghai Control Tech is a party, and the original copies of all other documents which are owned by, or which ought to be in the possession of, Shanghai Control Tech are in its possession.

1.9 Certified true copies of investment certificates issued by the board of directors of Shanghai Control Tech to the existing parties to the JV Documents have been provided by the Vendors to the Purchaser for inspection.


2.     FINANCE
       -------

       All dividends or distributions declared, made or paid by Shanghai Control Tech have been declared, made or paid in accordance with the JV Documents and all applicable laws and regulations.


3.     INSURANCE
       ---------

3.1 All the assets and undertakings of Shanghai Control Tech of an insurable nature, are, and have at all material times been insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by Shanghai Control Tech.

3.2 Shanghai Control Tech is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same business.

3.3 All insurance is currently in full force and effect, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable, or which is likely to result in an increase in premium.

3.5 None of the policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.


                                  Sch 3 - P.21

3.6 No claim is outstanding, or may be made, under any of the said policies and no circumstances exist which are likely to give rise to such a claim.


4.     FOREIGN EXCHANGE BALANCE
       ------------------------

       Compliance has been made with all applicable laws and regulations with respect to the opening and operation of the foreign exchange accounts and foreign exchange activities of Shanghai Control Tech.


5.     CONTRACTS
       ---------

       In respect of all the contracts signed by Shanghai Control Tech ("SHANGHAI CONTROL TECH CONTRACTS") :

       (a) Each of the Shanghai Control Tech Contracts has been duly executed and delivered by the parties thereto and each of them is legally valid, binding and enforceable in accordance with its terms and under the laws of its relevant jurisdiction; and

       (b) all relevant consents, approvals or authorisations which are necessary or useful in the performance of the terms of the Shanghai Control Tech Contracts by the parties thereto have been duly obtained, granted and remain effective and valid; and

       (c) there is no event or circumstance which would give rise to the early termination of any of the Shanghai Control Tech Contracts; and

       (d) the terms of all the Shanghai Control Tech Contracts have been complied with by Shanghai Control Tech and by the other parties thereto in all respects and there are no circumstances likely to give rise to a default by Shanghai Control Tech or by the other parties thereto or a cause of litigation or arbitration.


6.     SUBSIDIARY
       ----------

       Shanghai Control Tech has no subsidiary and associated company.


7.     PRC ASSETS
       ----------

7.1 All PRC Assets have been legally and validly acquired by Shanghai Control Tech and are in the absolute beneficial ownership of Shanghai Control Tech and in the possession and control of Shanghai Control Tech.

7.2 None of the PRC Assets is the subject of any Encumbrance and Shanghai Control Tech has not agreed to create any Encumbrance over any of the PRC Assets.

7.3 All the consideration and expenses in connection with the transfers of the PRC Assets to Shanghai Control Tech has been paid by the Vendors prior to Completion. There is and will not be any claim against Shanghai Control Tech for any losses, liabilities, damages, interest, penalties, costs, charges and expenses which may be sustained or incurred by such transfers.


                                  Sch 3 - P.22

8.     PREFERENTIAL TAX TREATMENTS
       ---------------------------

       Shanghai Control Tech has been granted with preferential tax treatments by the PRC government authorities before the signing of this Agreement, namely "two years full exemption and succeeding three years 50% deduction" for corporate income tax. Such preferential tax treatments will continue to be enjoyed by Shanghai Control Tech after Completion, and the signing and completion of this Agreement and all agreements which are necessary for the fulfillment of the condition precedent mentioned in CLAUSE 3.1 (A) will not affect such enjoyment.





                                  Sch 3 - P.23

                                   SCHEDULE 4

                               KEY MANAGEMENT TEAM


Persons of the Key Management Team :

(1)   General Manager, Mr. Ren QiiQ

(2)   Deputy General Manger, Mr. Li Yizheng.





                                      Sch 4

                                   SCHEDULE 5

                     PROPORTION FOR PAYMENT OF CONSIDERATION

----------------------------------------------------------------------------------------------------------------
     (1)                      (2)                  (3)                     (4)                      (5)
NAME OF THE              NUMBER OF THE       SHAREHOLDING          NUMBER OF                 SHARING RATIO FOR
VENDORS                  RELEVANT SALE       PERCENTAGE OF THE     CONSIDERATION             CLAUSES 6.2 AND 7
                         SHARES TO BE        RELEVANT SALE         SHARES TO BE
                         SOLD AT             SHARES                ISSUED AND ALLOTTED
                         COMPLETION                                FOR THE RELEVANT
                                                                   SALE SHARES
----------------------------------------------------------------------------------------------------------------
Li Yizheng                3 Shares                 30%                  5,876,662                  30%
                                                                   Consideration Shares

----------------------------------------------------------------------------------------------------------------
Ren Qi                    4 Shares                 40%                  7,835,551                  40%
                                                                   Consideration Shares

----------------------------------------------------------------------------------------------------------------
Wang Shixin               3 Shares                 30%           5,876,662 Consideration           30%
                                                                          Shares

----------------------------------------------------------------------------------------------------------------
                         10 Shares                 100%                 19,588,875                100%
Total :                                                            Consideration Shares

----------------------------------------------------------------------------------------------------------------


                                      Sch 5

                                   ANNEXURE 1

                                  TAX INDEMNITY




                     DATED THE ____ DAY OF ___________ 2005



                                   LI YIZHENG
                                     REN QI
                                   WANG SHIXIN

                                       and

                             HARTCOURT CAPITAL, INC.

                                       and

                         BESTEFFORT INVESTMENTS LIMITED

                                       and

                          CONTROL TECH COMPANY LIMITED

                                       and


                      ------------------------------------

                                DEED OF INDEMNITY
                                  IN RESPECT OF
                                    TAXATION

                      ------------------------------------





                                 Annex 1 - P.1

THIS DEED OF INDEMNITY is made the      day of        2005


BY:-


1. LI YIZHENG (Holder of PRC Passport Number G09085944) of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China ("MR. LI");

2. REN QI (Holder of PRC Passport Number G08960109 of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China) ("MR. REN");

3. WANG SHIXIN (Holder of PRC Passport Number G00317335) of Room 1409, Shanghai Mart, No.2299, Yan'an Road (West), Shanghai 200336, People's Republic of China ("MR. WANG", together with Mr. Li and Mr. Ren collectively the "VENDORS")


IN FAVOUR OF :-

(1) HARTCOURTCAPITAL, INC, a company incorporated in the British Virgin Islands (Company Number : 400480) and having its office at 3/F, 710 Changping Road, Shanghai 200040, the People's Republic of China ("PURCHASER"); and

(2) BESTEFFORT INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (Company Number : 619473) and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("BESTEFFORT "); and

(3) CONTROL TECH COMPANY LIMITED, a company incorporated in Hong Kong (Company Number : 720632) and having its registered office at Block B, 8th Floor, Mai Luen Industrial Building, 23-31 Kung Yip Street, N. T., Hong Kong ("CONTROL TECH"); and

(4) [CHINESE CHARACTERS], a sino-foreign joint venture incorporated in the PRC and having its registered office at [CHINESE CHARACTERS] ("SHANGHAI CONTROL TECH", together with Besteffort and Control Tech, collectively the "COMPANY").


WHEREAS :-

(A) By an agreement ("AGREEMENT") dated 30th October 2004, the Purchaser at the request of the Vendors agreed to purchase from the Vendors 100% of the entire issued share capital of Besteffort, the holding company of Control Tech which owns 90% interest in Shanghai Control Tech subject to and upon the terms and conditions of the Agreement.

(B) The Vendors agreed with the Purchaser to execute this Deed pursuant and supplemental to the Agreement.


                                 Annex 1 - P.2

NOW THIS DEED WITNESSETH AS FOLLOWS :-

1.     (a)    Words and expressions used herein, unless otherwise expressed or required by context, shall have the same meanings as those used or defined in the Agreement.

       (b) In this Deed, in addition to the definitions in the Agreement, the following words and expressions shall have the following meanings :-

              "TAXATION"    (i)    any liability to any form of taxation, duty,
                                   impost, levy, rate, or other amount payable to any revenue, customs or fiscal authorities whenever created or imposed and of any part of the world, including, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax, rates, customs and excise duties and other similar liabilities

                            (ii) such amount or amounts as is referred to in CLAUSE L(C) hereof

                            (iii) all interest, penalties, costs, charges and expenses incidental or relating to the liability to Taxation or the deprivation of any Relief which is the subject of this indemnity to the extent that the same is payable or suffered by the Company

              "CLAIM" any assessment, notice, demand or other document issued or action taken by or on behalf of the Inland Revenue Department of Hong Kong or in the PRC or any other statutory or governmental authority whatsoever in Hong Kong or in the PRC or in any other part of the world from which it appears that the Company is liable or is sought to be made liable for any payment of any form of Taxation or to be deprived of any Relief which Relief would, but for the Claim, have been available to the relevant company

              "RELIEF" any relief, allowance, set-off or deduction in computing profits or credit or right to repayment of Taxation available to the Company granted by or pursuant to any legislation concerning or otherwise relating to Taxation

       (c) In the event of deprivation of any Relief, there shall be treated as an amount of Taxation for which liability has arisen the amount of such Relief, applying the relevant rates of Taxation in force in the period or periods in respect of which Relief would have applied or (where the rate has at the relevant time not been fixed) the last known rate and assuming that Relief was capable of full utilisation by the relevant company.

2. Subject as hereinafter provided, each of the Vendors hereby covenants and agrees with the Purchaser and the Company that they will fully and effectually indemnify and at all times keep fully and effectually indemnified the Purchaser and the Company from and against :-


                                 Annex 1 - P.3

       (a) the amount of any and all Taxation falling on the Company from or by reference to any income, profits, gains, transactions, events, matters or things earned, accrued, received, entered into or occurring up to the date hereof, whether alone or in conjunction with any other circumstances whenever occurring and whether or not such Taxation is chargeable against or attributable to any other person, firm or company, including any and all Taxation resulting from the receipt by the Company or the Purchaser of any amounts paid by the Vendors under this Deed; and

       (b) all reasonable costs (including all legal costs), expense or other liabilities which the Purchaser or the Company may incur in connection with :-

              (i)    the settlement of any claim under this Deed;

              (ii) any legal proceedings in which the Purchaser or the Company claims under or in respect of this Deed and in which judgement is given for the Purchaser or the Company or

              (iii)  the enforcement of any such settlement or judgement.

3. This Deed does not cover any Claim and the Vendors shall be under no liability under this Deed in respect of Taxation :-

       (a) to the extent that provision has been made for such Taxation in the Accounts; or

       (b) which would not have arisen but for any act or omission by the Purchaser or the Company effected without the prior written consent or agreement of the Vendors, otherwise than in the ordinary course of business after the date hereof; or

       (c) for which the Company is primarily liable as a result of transactions in the ordinary course of normal day to day trading operations since the Completion Date; or

       (d) to the extent that such Claim arises or is incurred as a result of the imposition of Taxation as a consequence of any retrospective change in the law or practice coming into force after the date hereof or to the extent such Claim arises or is increased by an increase in rates of Taxation after the date hereof with retrospective effect.

4.     (a)    No claim under this Deed shall be made by the Purchaser and the
              Company in respect of the same Taxation.

       (b) No claim under this Deed shall be made if a Claim in respect thereof has been made under the Agreement.

       (c) The Vendors shall not be liable in respect of any Claim under this Deed after the sixth anniversary of the Completion Date except for Claims notice of which has been given to the Vendors on or prior to such sixth anniversary.

5.     (a)    In the event of any Claim arising, the Purchaser shall, by way of covenant but not as a condition precedent to the liability of the Vendors hereunder, give or procure that notice thereof is given, as soon as reasonably practicable, to the Vendors and, as regards any Claim, the Company and/or the Purchaser shall take such action to cause the Claim to be withdrawn, or to dispute, resist, appeal against, compromise or defend the Claim and any determination in respect thereof, but subject to it being indemnified and secured to its reasonable satisfaction by the Vendors from and against any and all losses, liabilities (including additional Taxation), damages, interest, penalties, costs, charges and expenses which may be thereby sustained or incurred.


                                 Annex 1 - P.4

       (b) Without the prior approval of the Purchaser (which shall not be unnecessary withheld), the Vendors shall make no settlement of any Claim nor agree any matter in the course of disputing any Claim likely to affect the amount thereof or the future taxation liability of the Company.

6. If, after any of the Vendors has made any payment pursuant to this Deed, the Company shall receive a refund of all or part of the relevant Taxation, the relevant company shall repay to the Vendors a sum corresponding to the balance of the refund remaining after deducting the aggregate of (a) any costs, charges and expenses payable or sustained or incurred by the Company and/or the Purchaser in recovering such refund, and (b) the amount of any additional Taxation which may be suffered or incurred by the Company in consequence of such refund.

7. The provisions of the Agreement relating to service of notice shall be incorporated in and be deemed to be part of this Deed.

8.     Time shall be of the essence of this Deed.

9. This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this Deed, but this Deed may be enforced in any other courts of competent jurisdiction.

10. Each of the Vendors hereby irrevocably appoints ________________________ as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by Mr. Li, Mr. Ren and/or Mr. Wang (as the case may be)). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, each of the Vendors irrevocably agrees to appoint a substitute process agent acceptable to the Purchaser and to deliver to the Purchaser a copy of the new process agent's acceptance of that appointment within 30 days. Nothing herein contained shall affect the right to serve process in any other manner permitted by law.



                                 Annex 1 - P.5

AS WITNESS whereof this Deed has been duly executed on the day and year first above written.


SEALED with the Common Seal of              )
SIGNED SEALED and DELIVERED by              )
LI YIZHENG                                  )
in the presence of:                         )




SIGNED SEALED and DELIVERED by              )
REN QI                                      )
in the presence of:                         )



SIGNED SEALED and DELIVERED by              )
WANG SHIXIN                                 )
in the presence of :-                       )



SIGNED by                                   )
for and on behalf of                        )
HARTCOURT CAPITAL, INC                      )
in the presence of :-                       )



SIGNED by                                   )
for and on behalf of                        )
BESTEFFORT INVESMENTS LIMITED               )
in the presence of :-                       )



SIGNED by                                   )
for and on behalf of                        )
CONTROL TECH COMPANY LIMITED                )
in the presence of :-                       )



                                 Annex 1 - P.6

SIGNED by                                   )
for and on behalf of                        )
[CHINESE CHARACTERS]                        )
in the presence of :-                       )





                                 Annex 1 - P.7

                                   ANNEXURE 2

              LEGEND TO BE PLACED ON CERTIFICATES OF ISSUER SHARES


"The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "ACT"), or under the securities laws of certain States. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable State securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an option of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable State securities laws."



                                     Annex 2